Exhibit 99.2

RISK FACTORS

You should carefully consider the risks described below. The occurrence of any of the following risks could have a material adverse effect on our business, financial condition, results of operations and future growth prospects or cause our actual results to differ materially from those contained in forward-looking statements we have made or may make from time to time. In these circumstances, the market price of our common stock could decline, and you may lose all or part of your investment. We cannot assure you that any of the events discussed below will not occur. Such risks may be amplified by the COVID-19 pandemic and its potential impact on our business and the global economy.

Unless otherwise stated in these risk factors or the context otherwise requires, references in these risk factors to:

•	“Tempest” refers to Tempest Therapeutics, Inc., a Delaware corporation, known before June 25, 2021 as Millendo Therapeutics, Inc.

•

“Millendo” refers to Millendo Therapeutics, Inc., a Delaware corporation, prior to the Merger. On June 25, 2021, Millendo effected a 1-for-15 reverse stock split of its common stock, completed the Merger and changed its name to “Tempest Therapeutics, Inc.”

•	“Private Tempest” refers to TempestTx, Inc., previously known as “Tempest Therapeutics, Inc.”

•

“Merger” refers to the series of transaction, completed on June 25, 2021, on which, among other things, Mars Merger Corp., a Delaware corporation and subsidiary of Millendo, merged with and into Private Tempest, with Private Tempest continuing as the wholly owned subsidiary of Millendo and the surviving corporation of the merger. Following the completion of the Merger, the business conducted by Tempest became the business conducted by Private Tempest.

•	References to “we,” “our,” “us” and the “company” in this document refer to Tempest.

Summary Risk Factors

•

Tempest has a history of operating losses, and Tempest may not achieve or sustain profitability. Tempest anticipates that it will continue to incur losses for the foreseeable future. If Tempest fails to obtain additional funding to conduct its planned research and development efforts, Tempest could be forced to delay, reduce or eliminate Tempest’s product development programs or commercial development efforts.

•

Tempest expects that it will need to raise additional funding before Tempest can expect to become profitable from any potential future sales of Tempest’s product candidates. This additional financing may not be available on acceptable terms or at all. Failure to obtain this necessary capital when needed may force Tempest to delay, limit or terminate its product development efforts or other operations.

•

If Tempest is unable to develop, obtain regulatory approval for and commercialize TPST-1495 and TPST-1120 and its future product candidates, or if Tempest experiences significant delays in doing so, Tempest’s business will be materially harmed.

•

Success in preclinical studies and earlier clinical trials for Tempest’s product candidates may not be indicative of the results that may be obtained in later clinical trials, which may delay or prevent obtaining regulatory approval.

•

The commercial success of Tempest’s product candidates, including TPST-1495 and TPST-1120, will depend upon their degree of market acceptance by providers, patients, patient advocacy groups, third-party payors and the general medical community.

•

Tempest faces significant competition in an environment of rapid technological change, and it is possible that Tempest’s competitors may achieve regulatory approval before Tempest or develop therapies that are more advanced or effective than Tempest’s, which may harm Tempest’s business, financial condition and Tempest’s ability to successfully market or commercialize TPST-1495, TPST-1120, and Tempest’s other product candidates.

•

If Tempest is unable to establish sales and marketing capabilities or enter into agreements with third parties to market and sell Tempest’s product candidates, Tempest may be unable to generate any revenues.

•	The FDA regulatory approval process is lengthy and time-consuming, and Tempest may experience significant delays in the clinical development and regulatory approval of Tempest’s product candidates.

•	Tempest expects to expand its development and regulatory capabilities, and as a result, Tempest may encounter difficulties in managing its growth, which could disrupt Tempest’s operations.

•	Private Tempest and Millendo may be unable to integrate successfully and realize the anticipated benefits of the Merger.

We have a history of operating losses, and we may not achieve or sustain profitability. We anticipate that we will continue to incur losses for the foreseeable future. If we fail to obtain additional funding to conduct our planned research and development efforts, we could be forced to delay, reduce or eliminate our product development programs or commercial development efforts.

We are a clinical-stage biotechnology company with a limited operating history. Biotechnology product development is a highly speculative undertaking and involves a substantial degree of risk. Our operations to date have been limited primarily to organizing and staffing, business planning, raising capital, acquiring and developing product and technology rights, manufacturing, and conducting research and development activities for our product candidates. We have never generated any revenue from product sales and we have not obtained regulatory approvals for any of our product candidates. Private Tempest has incurred net losses in each year since its inception.

Private Tempest incurred net losses of $14.4 million and $19.2 million for the year ended December 31, 2019 and the year ended December 31, 2020, respectively. As of December 31, 2020, Private Tempest had an accumulated deficit of $71.8 million. Substantially all of Private Tempest’s operating losses have resulted from costs incurred in connection with Private Tempest’s research and development programs and from general and administrative costs associated with Private Tempest’s operations. We expect to continue to incur significant expenses and operating losses over the next several years and for the foreseeable future as we intend to continue to conduct research and development, clinical testing, regulatory compliance activities, manufacturing activities, and, if any of our product candidates is approved, sales and marketing activities that, together with anticipated general and administrative expenses, will likely result in Tempest incurring significant losses for the foreseeable future. Privat Tempest’s prior losses, combined with our expected future losses, have had and will continue to have an adverse effect on our stockholders’ equity and working capital.

Millendo’s net loss was $36.4 million and $44.6 million and for the years ended December 31, 2020 and 2019, respectively. As of December 31, 2020, Millendo had an accumulated deficit of $245.1 million.

We expect that it will need to raise additional funding before we can expect to become profitable from any potential future sales of our product candidates. This additional financing may not be available on acceptable terms or at all. Failure to obtain this necessary capital when needed may force us to delay, limit or terminate our product development efforts or other operations.

We will require substantial future capital in order to complete planned and future preclinical and clinical development for our product candidates and potentially commercialize these product candidates. Based upon our current operating plan, we believe that our cash and cash equivalents as of March 31, 2021 of $27.4 million, will enable us to fund our operating expenses and capital expenditure requirements through into early 2023. We expect our spending levels to increase in connection with our preclinical studies and clinical trials of our product candidates. In addition, if we obtain marketing approval for any of our product candidates, we expect to incur significant expenses related to commercial launch, product sales, medical affairs, marketing, manufacturing and distribution. Furthermore, we expect to incur additional costs associated with operating as a public company. Accordingly, we will need to obtain substantial additional funding in connection with its continuing operations before any commercial revenue may occur.

Additional capital might not be available when we need it and our actual cash requirements might be greater than anticipated. If we require additional capital at a time when investment in its industry or in the marketplace in general is limited, we might not be able to raise funding on favorable terms, if at all. If we are not able to obtain financing when needed or on terms favorable to us, we may need to delay, reduce or eliminate certain research and development programs or other operations, sell some or all of our assets or merge with another entity.

Tempest’s operations have consumed significant amounts of cash since inception. Tempest’s future capital requirements will depend on many factors, including:

•	the costs associated with the scope, progress and results of discovery, preclinical development, laboratory testing and clinical trials for Tempest’s product candidates;

•	the costs associated with the manufacturing of Tempest’s product candidates;

•	the costs related to the extent to which Tempest enters into partnerships or other arrangements with third parties to further develop Tempest’s product candidates;

•	the costs and fees associated with the discovery, acquisition or in-license of product candidates or technologies;

•	Tempest’s ability to establish collaborations on favorable terms, if at all;

•

the costs of future commercialization activities, if any, including product sales, marketing, manufacturing and distribution, for any of Tempest’s product candidates for which Tempest receives marketing approval;

•	revenue, if any, received from commercial sales of Tempest’s product candidates, should any of Tempest’s product candidates receive marketing approval; and

•	the costs of preparing, filing and prosecuting patent applications, maintaining and enforcing Tempest’s intellectual property rights and defending intellectual property-related claims.

Tempest’s product candidates, if approved, may not achieve commercial success. Tempest’s commercial revenues, if any, will be derived from sales of product candidates that Tempest does not expect to be commercially available for many years, if at all. Accordingly, Tempest will need to continue to rely on additional financing to achieve Tempest’s business objectives, which may not be available to Tempest on acceptable terms, or at all.

If we fail to maintain proper and effective internal controls, our ability to produce accurate financial statements on a timely basis could be impaired.

We are subject to the reporting requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), The Sarbanes-Oxley Act, the Dodd-Frank Wall Street Reform and Consumer Protection Act, and the rules and regulations of the stock market on which our common stock is listed. The Sarbanes-Oxley Act requires, among other things, that we maintain effective disclosure controls and procedures and internal control over financial reporting and that, after a transitional period, we furnish a report by management on, among other things, the effectiveness of our internal control over financial reporting. This assessment includes disclosure of any material weaknesses identified by our management in our internal control over financial reporting. However, due to recent changes in SEC rules related to smaller reporting companies, Millendo was not required to have its auditors formally attest to the effectiveness of its internal control over financial reporting in connection with this Annual Report on Form 10-K for the year ended December 31, 2020. Additionally, we will not be required to have our auditors formally attest to the effectiveness of our internal control over financial reporting until we cease to be a smaller reporting company.

We may identify weaknesses in our system of internal financial and accounting controls and procedures that could result in a material misstatement of our financial statements. Our internal control over financial reporting will not prevent or detect all errors and all fraud. A control system, no matter how well designed and operated, can provide only reasonable, not absolute, assurance that the control system’s objectives will be met. Because of the inherent limitations in all control systems, no evaluation of controls can provide absolute assurance that misstatements due to error or fraud will not occur or that all control issues and instances of fraud will be detected.

If we are not able to comply with the requirements of Section 404 of the Sarbanes-Oxley Act, or Section 404, in a timely manner, or if we are unable to maintain proper and effective internal controls, we may not be able to produce timely and accurate financial statements. If that were to happen, the market price of our stock could decline and we could be subject to sanctions or investigations by the stock exchange on which our common stock is listed, the Securities and Exchange Commission (“SEC”), or other regulatory authorities.

Additionally, as a privately held company, Private Tempest was not required to evaluate its internal control over financial reporting in a manner that meets the standards of publicly traded companies required by Section 404. In preparing Private Tempest’s financial statements as of and for the year ended December 31, 2020, management of Private Tempest identified material weaknesses in its internal control over financial reporting. We cannot assure you that the material weaknesses identified at Private Tempest will be remediated by Tempest on the timelines currently anticipated, or at all, and/or that there will not be additional material weaknesses or significant deficiencies in the internal control over financial reporting in the future. Any failure to maintain effective internal control over financial reporting could severely inhibit our ability to accurately report our financial condition, results of operations or cash flows. If we are unable to conclude that our internal control over financial reporting is effective, or if the company’s independent registered public accounting firm determines we have a material weakness or significant deficiency in our internal control over financial reporting once that firm begins its reporting on internal control over financial reporting, investors may lose confidence in the accuracy and completeness of our financial reports, the market price of our common stock could decline, and we could be subject to sanctions or investigations by Nasdaq, the SEC or other regulatory authorities. Failure to remedy any material weakness in our internal control over financial reporting, or to implement or maintain other effective control systems required of public companies, could also restrict our future access to the capital markets.

Private Tempest had identified material weaknesses in its internal control over financial reporting. Failure to achieve and maintain effective internal control over financial reporting could harm our business and negatively impact the value of our common stock.

Private Tempest had identified material weaknesses in its internal control over financial reporting. A material weakness is a deficiency, or a combination of deficiencies, in internal control over financial reporting, such that there is a reasonable possibility that a material misstatement of Private Tempest’s annual or interim financial statements will not be prevented or detected on a timely basis. In preparing Private Tempest’s financial statements as of and for the year ended December 31, 2020, management of Private Tempest identified the following material weaknesses in its internal control over financial reporting:

•	Private Tempest did not have sufficient resources with appropriate knowledge and expertise to design, implement, document and operate effective internal controls over financial reporting.

•

Private Tempest did not design and implement controls surrounding review of clinical trial expenses, including the evaluation of the terms of its clinical trial contracts. Specifically, Private Tempest failed to properly review and evaluate the progress of expenses incurred in its clinical trial contracts that resulted in the inaccurate accrual of clinical trial expenses.

These material weaknesses resulted in adjustments to Private Tempest’s financial statements. Additionally, these material weaknesses could result in a misstatement of Private Tempest’s accounts or disclosures that would result in a material misstatement of its annual or interim financial statements that would not be prevented or detected, and accordingly, Private Tempest determined that these control deficiencies constitute material weaknesses.

Tempest is actively recruiting additional accounting personnel with appropriate experience, certification, education and training as a component of its plans to remediate the material weaknesses. Tempest also plans to design and implement controls related to review of clinical trial expenses to properly evaluate progress of expense incurred in clinical trial contracts. To the extent that Tempest is not able to hire and retain such individuals, or is unable to successfully design and implement such controls, the material weaknesses identified may not be remediated and management may be required to record additional adjustments to its financial statements in the future.

Our limited operating history may make it difficult for you to evaluate the success of our business to date and to assess our future viability.

Tempest’s operations to date have been limited to organizing and staffing Tempest, business planning, raising capital, acquiring Tempest’s technology, identifying potential product candidates, undertaking research and preclinical studies of Tempest’s product candidates, manufacturing, and establishing licensing arrangements. Tempest has not yet demonstrated the ability to complete clinical trials of Tempest’s product candidates, obtain marketing approvals, manufacture a commercial scale product or conduct sales and marketing activities necessary for successful commercialization. Consequently, any predictions you make about Tempest’s future success or viability may not be as accurate as they could be if Tempest had a longer operating history.

In addition, as a new business, Tempest may encounter unforeseen expenses, difficulties, complications, delays and other known and unknown factors. Tempest will need to transition from a company with a licensing and research focus to a company that is also capable of supporting clinical development and commercial activities. Tempest may not be successful in such a transition.

Risks Related to Tempest’s Product Development and Regulatory Approval

If Tempest is unable to develop, obtain regulatory approval for and commercialize TPST-1495 and TPST-1120 and its future product candidates, or if Tempest experiences significant delays in doing so, Tempest’s business will be materially harmed.

Tempest plans to invest a substantial amount of its efforts and financial resources in its current lead product candidates, TPST-1495, a dual EP2/EP4 prostaglandin (PGE2) receptor antagonist, and TPST-1120, a peroxisome proliferator-activated receptor alpha (PPARα) antagonism for the treatment of various cancers. Tempest has initiated phase 1 clinical trials of TPST-1495 and TPST-1120 for the treatment of advanced solid tumors. In addition, Tempest plans to advance its TREX-1 inhibitor program and select a development candidate for this program by the end of 2021. Tempest’s ability to generate product revenue will depend heavily on the successful development and eventual commercialization of TPST-1495 and TPST-1120 and Tempest’s other product candidates, which may never occur. Tempest currently generates no revenue from sales of any product and Tempest may never be able to develop or commercialize a marketable product.

Each of Tempest’s programs and product candidates will require further clinical and/or preclinical development, regulatory approval in multiple jurisdictions, obtaining preclinical, clinical and commercial manufacturing supply, capacity and expertise, building of a commercial organization, substantial investment and significant marketing efforts before Tempest generates any revenue from product sales. TPST-1495 and TPST-1120 and Tempest’s other product candidates must be authorized for marketing by the U.S. Food and Drug Administration, or FDA, the Health Products and Food Branch of Health Canada, or HPFB, the European Medicines Agency, or EMA, and certain other foreign regulatory agencies before Tempest may commercialize any of its product candidates in the United States, Canada, EU, or other jurisdictions.

The success of TPST-1495 and TPST-1120 and Tempest’s other product candidates depends on multiple factors, including:

•

successful completion of preclinical studies, including those compliant with Good Laboratory Practices, or GLP, or GLP toxicology studies, biodistribution studies and minimum effective dose studies in animals, and successful enrollment and completion of clinical trials compliant with current Good Clinical Practices, or GCPs;

•

effective Investigational New Drug applications, or INDs or other regulatory applications, that allow commencement of Tempest’s planned clinical trials or future clinical trials for Tempest’s product candidates in relevant territories;

•

establishing and maintaining relationships with contract research organizations, or CROs, and clinical sites for the clinical development of Tempest’s product candidates, both in the United States and internationally;

•

maintenance of arrangements with third-party contract manufacturing organizations, or CMOs, for key materials used in Tempest’s manufacturing processes and to establish backup sources for clinical and large-scale commercial supply;

•

positive results from Tempest’s clinical programs that are supportive of safety and efficacy and provide an acceptable risk-benefit profile for Tempest’s product candidates in the intended patient populations;

•	receipt of regulatory approvals from applicable regulatory authorities, including those necessary for pricing and reimbursement of its product candidates;

•	establishment and maintenance of patent and trade secret protection and regulatory exclusivity for Tempest’s product candidates;

•	commercial launch of Tempest’s product candidates, if and when approved, whether alone or in collaboration with others;

•	acceptance of Tempest’s product candidates, if and when approved, by patients, patient advocacy groups, third-party payors and the general medical community;

•	Tempest’s effective competition against other therapies available in the market;

•	establishment and maintenance of adequate reimbursement from third-party payors for Tempest’s product candidates;

•	Tempest’s ability to acquire or in-license additional product candidates;

•	prosecution, maintenance, enforcement and defense of intellectual property rights and claims;

•

maintenance of a continued acceptable safety profile of Tempest’s product candidates following approval, including meeting any post-marketing commitments or requirements imposed by or agreed to with applicable regulatory authorities;

•	political factors surrounding the approval process, such as government shutdowns, political instability or global pandemics such as the outbreak of the novel strain of coronavirus, COVID-19; or

•	disruptions in enrollment of Tempest’s clinical trials due to the COVID-19 pandemic.

If Tempest does not succeed in one or more of these factors in a timely manner or at all, Tempest could experience significant delays or an inability to successfully commercialize its product candidates, which would materially harm Tempest’s business. If Tempest does not receive regulatory approvals for Tempest’s product candidates, Tempest may not be able to continue its operations.

Success in preclinical studies and earlier clinical trials for Tempest’s product candidates may not be indicative of the results that may be obtained in later clinical trials, which may delay or prevent obtaining regulatory approval.

Clinical development is expensive and can take many years to complete, and its outcome is inherently uncertain. Failure can occur at any time during the clinical trial process. Success in preclinical studies and early clinical trials may not be predictive of results in later-stage clinical trials, and successful results from early or small clinical trials may not be replicated or show as favorable an outcome in later-stage or larger clinical trials, even if successful. Tempest will be required to demonstrate through adequate and well-controlled clinical trials that Tempest’s product candidates are safe and effective for their intended uses before Tempest can seek regulatory approvals for their commercial sale. The conduct of phase 3 trials and the submission of an NDA is a complicated process. Tempest has not previously completed any clinical trials, has limited experience in preparing, submitting and supporting regulatory filings, and has not previously submitted an NDA. Consequently, Tempest may be unable to successfully and efficiently execute and complete necessary clinical trials and other requirements in a way that leads to NDA submission and approval of any product candidate Tempest is developing.

Although TPST-1495 and TPST-1120 are being evaluated in clinical trials, Tempest’s other product candidates, such as TREX-1, have not been evaluated in human clinical trials, and Tempest may experience unexpected or negative results in the future if and when TREX-1 or Tempest’s other product candidates are evaluated in clinical trials. Any positive results Tempest observes for TREX-1 in preclinical animal models may not be predictive of Tempest’s future clinical trials in humans, as animal models carry inherent limitations relevant to all preclinical studies. Tempest’s product candidates, including TREX-1, may also fail to show the desired safety and efficacy in later stages of clinical development even if they successfully advance through initial clinical trials. Even if Tempest’s clinical trials demonstrate acceptable safety and efficacy of TPST-1495, TPST-1120 or TREX-1 or any other product candidates and such product candidates receive regulatory approval, the labeling Tempest obtains through negotiations with the FDA or foreign regulatory authorities may not include data on secondary endpoints and may not provide Tempest with a competitive advantage over other products approved for the same or similar indications.

Many companies in the biotechnology industry have suffered significant setbacks in late-stage clinical trials after achieving positive results in early-stage development, and there is a high failure rate for product candidates proceeding through clinical trials. In addition, different methodologies, assumptions and applications Tempest utilizes to assess particular safety or efficacy parameters may yield different statistical results. Even if Tempest believes the data collected from clinical trials of Tempest’s product candidates are promising, these data may not be sufficient to support approval by the FDA or foreign regulatory authorities. Preclinical and clinical data can be interpreted in different ways. Accordingly, the FDA or foreign regulatory authorities could interpret these data in different ways from Tempest or Tempest’s partners, which could delay, limit or prevent regulatory approval. If Tempest’s study data do not consistently or sufficiently demonstrate the safety or efficacy of any of Tempest’s product candidates, including TPST-1495 and TPST-1120, to the satisfaction of the FDA or foreign regulatory authorities, then the regulatory approvals for such product candidates could be significantly delayed as Tempest works to meet approval requirements, or, if Tempest is not able to meet these requirements, such approvals could be withheld or withdrawn.

If Tempest encounters difficulties enrolling patients in Tempest’s clinical trials, Tempest’s clinical development activities could be delayed or otherwise adversely affected.

Tempest may experience difficulties in patient enrollment in Tempest’s clinical trials for a variety of reasons, including, without limitation, the impact of the COVID-19 pandemic. The timely completion of clinical trials in accordance with their protocols depends, among other things, on Tempest’s ability to enroll a sufficient number of patients who remain in the study until its conclusion. The enrollment of patients depends on many factors, including:

•	the patient eligibility criteria defined in the protocol;

•	the size of the patient population required for analysis of the trial’s primary endpoints;

•	the proximity of patients to study sites;

•	the design of the trial;

•	Tempest’s ability to recruit clinical trial investigators with the appropriate competencies and experience;

•	Tempest’s ability to obtain and maintain patient consents; and

•	the risk that patients enrolled in clinical trials will drop out of the trials before the infusion of Tempest’s product candidates or trial completion.

Tempest intends to conduct a number of clinical trials for product candidates in the fields of cancer in geographies which are affected by COVID-19 pandemic. Tempest believes that the coronavirus pandemic could have an impact on various aspects of its future clinical trials. For example, investigators may not want to take the risk of exposing cancer patients to COVID-19 since the dosing of patients is conducted within an in-patient setting. Other potential impacts of the COVID-19 pandemic on Tempest’s future various clinical trials include patient dosing and study monitoring, which may be paused or delayed due to changes in policies at various clinical sites, federal, state, local or foreign laws, rules and regulations, including quarantines or other travel restrictions, prioritization of healthcare resources toward pandemic efforts, including diminished attention of physicians serving as Tempest’s clinical trial investigators and reduced availability of site staff supporting the conduct of its clinical trials, interruption or delays in the operations of the government regulators, or other reasons related to the COVID-19 pandemic. It is unknown how long these pauses or disruptions could continue.

In addition, Tempest’s clinical trials will compete with other clinical trials for product candidates that are in the same therapeutic areas as Tempest’s product candidates, and this competition will reduce the number and types of patients available to Tempest because some patients who might have opted to enroll in Tempest trials may instead opt to enroll in a trial being conducted by one of Tempest’s competitors. Since the number of qualified clinical investigators is limited, some of Tempest’s clinical trial sites are also being used by some of Tempest’s competitors, which may reduce the number of patients who are available for Tempest’s clinical trials in that clinical trial site.

Moreover, because Tempest’s product candidates represent unproven methods for cancer treatment, potential patients and their doctors may be inclined to use existing therapies rather than enroll patients in Tempest’s clinical trials.

Delays in patient enrollment may result in increased costs or may affect the timing or outcome of Tempest’s ongoing clinical trial and planned clinical trials, which could prevent completion of these trials and adversely affect Tempest’s ability to advance the development of Tempest’s product candidates.

Interim “top line” and preliminary data from Tempest’s clinical trials that Tempest may announce or publish from time to time may change as more patient data becomes available and are subject to audit and verification procedures that could result in material changes in the final data.

From time to time, Tempest may publish interim “top line” or preliminary data from Tempest’s clinical studies. Interim data from clinical trials that Tempest may complete are subject to the risk that one or more of the clinical outcomes may materially change as patient enrollment continues and more patient data become available.

Preliminary or “top line” data also remain subject to audit and verification procedures that may result in the final data being materially different from the preliminary data Tempest previously published. As a result, interim and preliminary data should be viewed with caution until the final data are available. Adverse differences between preliminary or interim data and final data could significantly harm Tempest’s business prospects.

Even if Tempest completes the necessary preclinical studies and clinical trials, Tempest cannot predict when, or if, Tempest will obtain regulatory approval to commercialize a product candidate and the approval may be for a narrower indication than Tempest seeks.

Prior to commercialization, TPST-1495, TPST-1120 and Tempest’s other product candidates must be approved by the FDA pursuant to an NDA in the United States and pursuant to similar marketing applications by the HPFB, EMA and similar regulatory authorities outside the United States. The process of obtaining marketing approvals, both in the United States and abroad, is expensive and takes many years, if approval is obtained at all, and can vary substantially based upon a variety of factors, including the type, complexity and novelty of the product candidates involved. Failure to obtain marketing approval for a product candidate will prevent Tempest from commercializing the product candidate. Tempest has not received approval to market TPST-1495, TPST-1120 or any of Tempest’s other product candidates from regulatory authorities in any jurisdiction. Tempest has no experience in submitting and supporting the applications necessary to gain marketing approvals, and, in the event regulatory authorities indicate that Tempest may submit such applications, Tempest may be unable to do so as quickly and efficiently as desired. Securing marketing approval requires the submission of extensive preclinical and clinical data and supporting information to regulatory authorities for each therapeutic indication to establish the product candidate’s safety and efficacy. Securing marketing approval also requires the submission of information about the product manufacturing process to, and inspection of manufacturing facilities by, the regulatory authorities. Tempest’s product candidates may not be effective, may be only moderately effective or may prove to have undesirable or unintended side effects, toxicities or other characteristics that may preclude Tempest’s obtaining marketing approval or prevent or limit commercial use. Regulatory authorities have substantial discretion in the approval process and may refuse to accept or file any application or may decide that Tempest’s data are insufficient for approval and require additional preclinical, clinical or other studies. In addition, varying interpretations of the data obtained from preclinical and clinical testing could delay, limit or prevent marketing approval of a product candidate.

Approval of TPST-1495 and TPST-1120 and Tempest’s other product candidates may be delayed or refused for many reasons, including:

•	the FDA or comparable foreign regulatory authorities may disagree with the design or implementation of Tempest’s clinical trials;

•

Tempest may be unable to demonstrate, to the satisfaction of the FDA or comparable foreign regulatory authorities, that Tempest’s product candidates are safe and effective for any of their proposed indications;

•	the populations studied in clinical trials may not be sufficiently broad or representative to assure efficacy and safety in the populations for which Tempest seeks approval;

•	the results of clinical trials may not meet the level of statistical significance required by the FDA or comparable foreign regulatory authorities for approval;

•	Tempest may be unable to demonstrate that Tempest’s product candidates’ clinical and other benefits outweigh their safety risks;

•

the data collected from clinical trials of Tempest’s product candidates may not be sufficient to support the submission of an NDA or other comparable submission in foreign jurisdictions or to obtain regulatory approval in the United States or elsewhere;

•	the facilities of third-party manufacturers with which Tempest contracts or procures certain service or raw materials, may not be adequate to support approval of Tempest’s product candidates; and

•	the approval policies or regulations of the FDA or comparable foreign regulatory authorities may significantly change in a manner rendering Tempest’s clinical data insufficient for approval.

Even if Tempest’s product candidates meet their pre-specified safety and efficacy endpoints in clinical trials, the regulatory authorities may not complete their review processes in a timely manner and may not consider such the clinical trial results sufficient to grant, or Tempest may not be able to obtain, regulatory approval. Additional delays may result if an FDA Advisory Committee or other regulatory authority recommends non-approval or restrictions on approval. In addition, Tempest may experience delays or rejections based upon additional government regulation from future legislation or administrative action, or changes in regulatory authority policy during the period of product development, clinical trials and the review process.

Regulatory authorities also may approve a product candidate for more limited indications than requested or they may impose significant limitations in the form of narrow indications, warnings, contraindications or Risk Evaluation and Mitigation Strategies, or REMS. These regulatory authorities may also grant approval subject to the performance of costly post-marketing clinical trials. In addition, regulatory authorities may not approve the labeling claims that are necessary or desirable for the successful commercialization of Tempest’s product candidates. Any of the foregoing scenarios could materially harm the commercial prospects for Tempest’s product candidates and adversely affect Tempest’s business, financial condition, results of operations and prospects.

The outbreak of COVID-19, or similar public health crises, could have a material adverse impact on Tempest’s business, financial condition and results of operations, including the execution of Tempest’s planned clinical trials.

In December 2019, a novel strain of coronavirus, SARS-CoV-2, was identified. This virus has since spread globally, including within the United States and while cases and hospitalization are currently on the decline in the US, there can be no assurances they will not continue at the current rate or increase in the future especially in light of the number of variants that are emerging across the world. Governments in the United States and elsewhere have taken and are continuing to take severe measures to slow the spread of COVID-19, including requiring that certain businesses close or conduct only the minimum necessary operations. The pandemic and government measures taken in response have also had a significant impact, both direct and indirect, on businesses and commerce, as worker shortages have occurred, supply chains have been disrupted, facilities and production have been suspended, and demand for certain goods and services, such as medical services and supplies, has spiked, while demand for other goods and services, such as travel, has fallen. The extent to which COVID-19 will continue to impact Tempest’s business and operating results will depend on future developments that are highly uncertain and cannot be accurately predicted, including new information that may emerge concerning COVID-19 and government measures taken in response.

Site initiation, participant recruitment and enrollment, participant dosing, distribution of clinical trial materials, study monitoring and data analysis for Tempest’s planned clinical trials may be delayed due to changes in hospital or university policies, federal, state or local regulations, prioritization of hospital resources toward pandemic efforts, or other reasons related to the pandemic. Additionally, some participants and clinical investigators may not be able to comply with clinical trial protocols. For example, quarantines or other travel limitations (whether voluntary or required) may impede participant movement, affect sponsor access to study sites, or interrupt healthcare services, and Tempest may be unable to conduct its planned clinical trials. If the global effort to control the spread of COVID-19 and treat COVID-19 patients continues for an extended period of time, Tempest risks a delay in activating sites and enrolling subjects as previously projected. Any such delays to Tempest’s planned clinical trials for TPST-1495 and TPST-1120 and the planned clinical trials for its other product candidates could impact the use and sufficiency of its existing cash reserves, and it may be required to raise additional capital earlier than it had previously planned. Tempest may be unable to raise additional capital if and when needed, which may result in further delays or suspension of its development plans.

Further, infections and deaths related to COVID-19 are disrupting certain healthcare and healthcare regulatory systems globally. Such disruptions could divert healthcare resources away from, or materially delay review by, the FDA and comparable foreign regulatory agencies. It is unknown how long these disruptions could continue, were they to occur. Any elongation or de-prioritization of Tempest’s clinical trials or delay in regulatory review resulting from such disruptions could materially adversely affect the development and study of its product candidates.

Tempest currently utilizes third parties to, among other things, manufacture raw materials and its product candidates, components, parts, and consumables, and to perform quality testing. If either Tempest or any third-party in the supply chain for materials used in the production of its product candidates are adversely impacted by restrictions resulting from the COVID-19 pandemic, its supply chain may be disrupted, limiting Tempest’s ability to manufacture product candidates for its clinical trials.

In response to the COVID-19 pandemic, Tempest complied with applicable regulation and limited required on-site staff to essential workers, with the balance of its employees continuing their work primarily outside of Tempest’s offices. Due to shelter-in-place orders or other mandated local travel restrictions, third parties conducting clinical or manufacturing activities may not be able to access laboratory or manufacturing space, and Tempest’s core activities may be significantly limited or curtailed, possibly for an extended period of time.

While the potential economic impact brought by and the duration of the pandemic may be difficult to assess or predict, it has already caused, and is likely to result in further, significant disruption of global financial markets and the trading prices of biopharmaceutical companies have been highly volatile as a result of the COVID-19 pandemic, which may reduce Tempest’s ability to access capital either at all or on favorable terms. In addition, a recession, depression or other sustained adverse market event resulting from the global effort to control COVID-19 infections could materially and adversely affect Tempest’s business.

The ultimate impact of the current pandemic, or any other health epidemic, is highly uncertain and subject to change. Tempest does not yet know the full extent of potential delays or impacts on its business, its planned clinical trials, healthcare systems or the global economy as a whole. However, these effects could have a material adverse impact on Tempest’s business, financial condition and results of operations.

TPST-1495, TPST-1120 and Tempest’s other product candidates may cause undesirable and/or unforeseen side effects or be perceived by the public as unsafe, which could delay or prevent their advancement into clinical trials or regulatory approval, limit the commercial potential or result in significant negative consequences.

As is the case with pharmaceuticals generally, it is likely that there may be side effects and adverse events associated with Tempest’s product candidates’ use. Results of Tempest’s clinical trials could reveal a high and unacceptable severity and prevalence of side effects or unexpected characteristics. As Tempest continues developing its product candidates and initiate clinical trials of its additional product candidates, serious adverse events (SAEs), undesirable side effects, relapse of disease or unexpected characteristics may emerge causing Tempest to abandon these product candidates or limit their development to more narrow uses or subpopulations in which the SAEs or undesirable side effects or other characteristics are less prevalent, less severe or more acceptable from a risk-benefit perspective or in which efficacy is more pronounced or durable

If any such adverse events occur, Tempest’s clinical trials could be suspended or terminated and the FDA, the HPFB, the European Commission, the EMA or other regulatory authorities could order Tempest to cease further development of, or deny approval of, Tempest’s product candidates for any or all targeted indications. Even if Tempest can demonstrate that all future serious adverse events are not product-related, such occurrences could affect patient recruitment or the ability of enrolled patients to complete the trial. Moreover, if Tempest elects, or is required, to not initiate, delay, suspend or terminate any future clinical trial of any of Tempest’s product candidates, the commercial prospects of such product candidates may be harmed and Tempest’s ability to generate product revenues from any of these product candidates may be delayed or eliminated. Any of these occurrences may harm Tempest’s ability to develop other product candidates, and may adversely affect Tempest’s business, financial condition, results of operations and prospects significantly. Other treatments for cancers that utilize a dual EP2/EP4 antagonist or a PPARα antagonist or similar mechanism of action could also generate data that could adversely affect the clinical, regulatory or commercial perception of TPST-1495 and TPST-1120 and Tempest’s other product candidates.

Additionally, if any of Tempest’s product candidates receives marketing approval, the FDA could require Tempest to adopt a REMS to ensure that the benefits of the product outweigh its risks, which may include, for example, a Medication Guide outlining the risks of the product for distribution to patients and a communication plan to health care practitioners, or other elements to assure safe use of the product. Furthermore, if Tempest or others later identify undesirable side effects caused by Tempest’s product candidates, several potentially significant negative consequences could result, including:

•	regulatory authorities may suspend or withdraw approvals of such product candidate;

•	regulatory authorities may require additional warnings in the labeling;

•	Tempest may be required to change the way a product candidate is administered or conduct additional clinical trials;

•	Tempest could be sued and held liable for harm caused to patients; and

•	Tempest’s reputation may suffer.

Any of these occurrences may harm Tempest’s business, financial condition, results of operations and prospects significantly.

Tempest may not be successful in its efforts to expand its pipeline of product candidates and develop marketable products.

Because Tempest has limited financial and managerial resources, Tempest focuses on research programs and product candidates that Tempest identifies for specific indications. Tempest’s business depends on its successful development and commercialization of the limited number of internal product candidates Tempest is researching or has in preclinical development. Even if Tempest is successful in continuing to build its pipeline, development of the potential product candidates that Tempest identifies will require substantial investment in additional clinical development, management of clinical, preclinical and manufacturing activities, regulatory approval in multiple jurisdictions, obtaining manufacturing supply capability, building a commercial organization, and significant marketing efforts before Tempest generates any revenue from product sales. Furthermore, such product candidates may not be suitable for clinical development, including as a result of their harmful side effects, limited efficacy or other characteristics that indicate that they are unlikely to be products that will receive marketing approval and achieve market acceptance. If Tempest cannot develop further product candidates, Tempest may not be able to obtain product revenue in future periods, which would adversely affect Tempest’s business, prospects, financial condition and results of operations.

Although Tempest’s pipeline includes multiple programs, Tempest is primarily focused on its lead product candidates, TPST-1495 and TPST-1120, and Tempest may forego or delay pursuit of opportunities with other product candidates or for other indications that later prove to have greater commercial potential. Tempest’s resource allocation decisions may cause Tempest to fail to capitalize on viable commercial products or profitable market opportunities. Tempest’s spending on current and future research and development programs and product candidates for specific indications may not yield any commercially viable products. Tempest’s understanding and evaluation of biological targets for the discovery and development of new product candidates may fail to identify challenges encountered in subsequent preclinical and clinical development. If Tempest does not accurately evaluate the commercial potential or target market for a particular product candidate, Tempest may relinquish valuable rights to that product candidate through collaboration, licensing or other royalty arrangements in cases in which it would have been more advantageous for Tempest to retain sole development and commercialization rights.

Any product candidate for which Tempest obtains marketing approval will be subject to extensive post-marketing regulatory requirements and could be subject to post-marketing restrictions or withdrawal from the market, and Tempest may be subject to penalties if it fails to comply with regulatory requirements or if it experiences unanticipated problems with its product candidates, when and if any of them are approved.

Tempest’s product candidates and the activities associated with their development and potential commercialization, including their testing, manufacturing, recordkeeping, labeling, storage, approval, advertising, promotion, sale and distribution, are subject to comprehensive regulation by the FDA and other U.S. and international regulatory authorities. These requirements include submissions of safety and other post-marketing information and reports, registration and listing requirements, requirements relating to manufacturing, including current Good Manufacturing Practices, or cGMPs, quality control, quality assurance and corresponding maintenance of records and documents, including periodic inspections by the FDA and other regulatory authorities and requirements regarding the distribution of samples to providers and recordkeeping. In addition, manufacturers of drug products and their facilities are subject to continual review and periodic, unannounced inspections by the FDA and other regulatory authorities for compliance with cGMPs.

The FDA may also impose requirements for costly post-marketing studies or clinical trials and surveillance to monitor the safety or efficacy of any approved product. The FDA closely regulates the post-approval marketing and promotion of drugs to ensure that they are marketed in a manner consistent with the provisions of the approved labeling. The FDA imposes stringent restrictions on manufacturers’ communications regarding use of their products. If Tempest promotes its product candidates in a manner inconsistent with FDA-approved labeling or otherwise not in compliance with FDA regulations, Tempest may be subject to enforcement action. Violations of the Federal Food, Drug, and Cosmetic Act relating to the promotion of prescription drugs may lead to investigations alleging violations of federal and state healthcare fraud and abuse laws, as well as state consumer protection laws and similar laws in international jurisdictions.

In addition, later discovery of previously unknown adverse events or other problems with Tempest’s product candidates, manufacturers or manufacturing processes, or failure to comply with regulatory requirements, may yield various results, including:

•	restrictions on such product candidates, manufacturers or manufacturing processes;

•	restrictions on the labeling or marketing of a product;

•	restrictions on product distribution or use;

•	requirements to conduct post-marketing studies or clinical trials;

•	warning or untitled letters;

•	withdrawal of any approved product from the market;

•	refusal to approve pending applications or supplements to approved applications that Tempest submits;

•	recall of product candidates;

•	fines, restitution or disgorgement of profits or revenues;

•	suspension or withdrawal of marketing approvals;

•	refusal to permit the import or export of Tempest’s product candidates;

•	product seizure; or

•	injunctions or the imposition of civil or criminal penalties.

The occurrence of any event or penalty described above may inhibit Tempest’s ability to commercialize its product candidates and generate revenue and could require Tempest to expend significant time and resources in response and could generate negative publicity. The FDA’s and other regulatory authorities’ policies may change, and additional government regulations may be enacted that could prevent, limit or delay regulatory approval of Tempest’s product candidates. If Tempest is slow or unable to adapt to changes in existing requirements or the adoption of new requirements or policies, or if Tempest is not able to maintain regulatory compliance, it may lose any marketing approval that it has obtained, and Tempest may not achieve or sustain profitability.

Non-compliance with Canadian and European requirements regarding safety monitoring or pharmacovigilance, and with requirements related to the development of products for the pediatric population, can also result in significant financial penalties. Similarly, failure to comply with Canada’s or Europe’s requirements regarding the protection of personal information can also lead to significant penalties and sanctions.

Tempest’s failure to obtain regulatory approval in international jurisdictions would prevent Tempest from marketing its product candidates outside the United States.

To market and sell TPST-1495, TPST-1120 and Tempest’s other product candidates in other jurisdictions, Tempest must obtain separate marketing approvals and comply with numerous and varying regulatory requirements. The approval procedure varies among countries and can involve additional testing. The time and data required to obtain approval may differ substantially from that required to obtain FDA approval. The regulatory approval process outside the United States generally includes all of the risks associated with obtaining FDA approval. In addition, in many countries outside the United States, Tempest must secure product reimbursement approvals before regulatory authorities will approve the product for sale in that country. Failure to obtain foreign regulatory approvals or non-compliance with foreign regulatory requirements could result in significant delays, difficulties and costs for Tempest and could delay or prevent the introduction of Tempest’s product candidates in certain countries.

If Tempest fails to comply with the regulatory requirements in international markets and receive applicable marketing approvals, Tempest’s target market will be reduced and its ability to realize the full market potential of its product candidates will be harmed and its business will be adversely affected. Tempest may not obtain foreign regulatory approvals on a timely basis, if at all. Tempest’s failure to obtain approval of any of its product candidates by regulatory authorities in another country may significantly diminish the commercial prospects of that product candidate and Tempest’s business prospects could decline.

Risks Related to Commercialization and Manufacturing

The commercial success of Tempest’s product candidates, including TPST-1495 and TPST-1120, will depend upon their degree of market acceptance by providers, patients, patient advocacy groups, third-party payors and the general medical community.

Even if the requisite approvals from the FDA, the HPFB, the EMA and other regulatory authorities internationally are obtained, the commercial success of Tempest’s product candidates will depend, in part, on the acceptance of providers, patients and third-party payors of drugs designed to act as a dual antagonist of EP2 and EP4 and PPARα antagonists in general, and Tempest’s product candidates in particular, as medically necessary, cost-effective and safe. In addition, Tempest may face challenges in seeking to establish and grow sales of TPST-1495 and TPST-1120 or its other product candidates. Any product that Tempest commercializes may not gain acceptance by providers, patients, patient advocacy groups, third-party payors and the general medical community. If these products do not achieve an adequate level of acceptance, Tempest may not generate significant product revenue and may not become profitable. The degree of market acceptance of TPST-1495, TPST-1120 and Tempest’s other product candidates, if approved for commercial sale, will depend on several factors, including:

•	the efficacy, durability and safety of such product candidates as demonstrated in clinical trials;

•	the potential and perceived advantages of product candidates over alternative treatments;

•	the cost of treatment relative to alternative treatments;

•	the clinical indications for which the product candidate is approved by the FDA, the HPFB or the European Commission;

•	the willingness of providers to prescribe new therapies;

•	the willingness of the target patient population to try new therapies;

•	the prevalence and severity of any side effects;

•	product labeling or product insert requirements of the FDA, the HPFB, EMA or other regulatory authorities, including any limitations or warnings contained in a product’s approved labeling;

•	the strength of marketing and distribution support;

•	the timing of market introduction of competitive products;

•	the quality of Tempest’s relationships with patient advocacy groups;

•	publicity concerning Tempest’s product candidates or competing products and treatments; and

•	sufficient third-party payor coverage and adequate reimbursement.

Even if a potential product displays a favorable efficacy and safety profile in preclinical studies and clinical trials, market acceptance of the product will not be fully known until after it is launched.

The pricing, insurance coverage and reimbursement status of newly approved products is uncertain. Failure to obtain or maintain adequate coverage and reimbursement for Tempest’s product candidates, if approved, could limit Tempest’s ability to market those products and decrease Tempest’s ability to generate product revenue.

Successful sales of Tempest’s product candidates, if approved, depend on the availability of coverage and adequate reimbursement from third-party payors including governmental healthcare programs, such as Medicare and Medicaid, managed care organizations and commercial payors, among others. Significant uncertainty exists as to the coverage and reimbursement status of any product candidates for which Tempest obtains regulatory approval. In addition, because Tempest’s product candidates represent new approaches to the treatment of cancer, Tempest cannot accurately estimate the potential revenue from Tempest’s product candidates.

Tempest expects that coverage and reimbursement by third-party payors will be essential for most patients to be able to afford these treatments. Accordingly, sales of Tempest’s product candidates will depend substantially, both domestically and internationally, on the extent to which the costs of Tempest’s product candidates will be paid by health maintenance, managed care, pharmacy benefit and similar healthcare management organizations, or will be reimbursed by government payors, private health coverage insurers and other third-party payors. Even if coverage is provided, the established reimbursement amount may not be high enough to allow Tempest to establish or maintain pricing sufficient to realize a sufficient return on Tempest’s investment.

There is significant uncertainty related to the insurance coverage and reimbursement of newly approved products. In the United States, third-party payors, including private and governmental payors, such as the Medicare and Medicaid programs, play an important role in determining the extent to which new drugs will be covered and reimbursed. The Medicare program covers certain individuals aged 65 or older, disabled or suffering from end-stage renal disease. The Medicaid program, which varies from state-to-state, covers certain individuals and families who have limited financial means. The Medicare and Medicaid programs increasingly are used as models for how private payors and other government payors develop their coverage and reimbursement policies for drugs. One payor’s determination to provide coverage for a drug product, however, does not assure that other payors will also provide coverage for the drug product. Further, a payor’s decision to provide coverage for a drug product does not imply that an adequate reimbursement rate will be approved.

In addition to government and private payors, professional organizations such as the American Medical Association, or the AMA, can influence decisions about coverage and reimbursement for new products by determining standards for care. In addition, many private payors contract with commercial vendors who sell software that provide guidelines that attempt to limit utilization of, and therefore reimbursement for, certain products deemed to provide limited benefit compared to existing alternatives. Such organizations may set guidelines that limit reimbursement or utilization of Tempest’s product candidates, if approved. Even if favorable coverage and reimbursement status is attained for one or more product candidates for which Tempest’s collaborators receive regulatory approval, less favorable coverage policies and reimbursement rates may be implemented in the future.

Outside the United States, international operations are generally subject to extensive governmental price controls and other market regulations, and Tempest believes the increasing emphasis on cost-containment initiatives in Europe, Canada and other countries has and will continue to put pressure on the pricing and usage of therapeutics such as Tempest’s product candidates. In many countries, particularly the countries of the EU, the prices of medical products are subject to varying price control mechanisms as part of national health systems. In these countries, pricing negotiations with governmental authorities can take considerable time after the receipt of marketing approval for a product. To obtain reimbursement or pricing approval in some countries, Tempest may be required to conduct a clinical trial that compares the cost-effectiveness of Tempest’s product candidate to other available therapies. In general, the prices of products under such systems are substantially lower than in the United States. Other countries allow companies to fix their own prices for products, but monitor and control company profits. Additional foreign price controls or other changes in pricing regulation could restrict the amount that Tempest is able to charge for its product candidates. Accordingly, in markets outside the United States, the reimbursement for Tempest’s product candidates may be reduced compared with the United States and may be insufficient to generate commercially reasonable revenues and profits.

Moreover, increasing efforts by government and other third-party payors, in the United States and internationally, to cap or reduce healthcare costs may cause such payors to limit both coverage and the level of reimbursement for new products approved and, as a result, they may not cover or provide adequate payment for Tempest’s product candidates. Tempest expects to experience pricing pressures in connection with the sale of any of Tempest’s product candidates due to the trend toward managed healthcare, the increasing influence of certain third-party payors, such as health maintenance organizations, and additional legislative changes. The downward pressure on healthcare costs in general, particularly prescription drugs and surgical procedures and other treatments, has become very intense. As a result, increasingly high barriers are being erected to the entry of new products into the healthcare market. Recently there have been instances in which third-party payors have refused to reimburse treatments for patients for whom the treatment is indicated in the FDA-approved product labeling. Even if Tempest is successful in obtaining FDA approval to commercialize Tempest’s product candidates, Tempest cannot guarantee that Tempest will be able to secure reimbursement for all patients for whom treatment with Tempest’s product candidates is indicated.

If third parties on which Tempest depends to conduct its planned preclinical studies or clinical trials do not perform as contractually required, fail to satisfy regulatory or legal requirements or miss expected deadlines, Tempest’s development program could be delayed with adverse effects on Tempest’s business, financial condition, results of operations and prospects.

Tempest relies on third party CROs, CMOs, consultants and others to design, conduct, supervise and monitor key activities relating to, discovery, manufacturing, preclinical studies and clinical trials of Tempest’s product candidates, and Tempest intends to do the same for future activities relating to existing and future programs. Because Tempest relies on third parties and does not have the ability to conduct all required testing, discovery, manufacturing, preclinical studies or clinical trials independently, Tempest has less control over the timing, quality and other aspects of discovery, manufacturing, preclinical studies and clinical trials than Tempest would if Tempest conducted them on its own. These investigators, CROs, CMOs and consultants are not Tempest’s employees, and Tempest has limited control over the amount of time and resources that they dedicate to Tempest’s programs. These third parties may have contractual relationships with other entities, some of which may be Tempest’s competitors, which may draw time and resources from Tempest’s programs. The third parties Tempest contracts with might not be diligent, careful or timely in conducting Tempest’s discovery, manufacturing, preclinical studies or clinical trials, resulting in testing, discovery, manufacturing, preclinical studies or clinical trials being delayed or unsuccessful, in whole or in part.

If Tempest cannot contract with acceptable third parties on commercially reasonable terms, or at all, or if these third parties do not carry out their contractual duties, satisfy legal and regulatory requirements for the conduct of preclinical studies or clinical trials or meet expected deadlines, Tempest’s clinical development programs could be delayed and otherwise adversely affected. In all events, Tempest is responsible for ensuring that each of Tempest’s preclinical studies and clinical trials is conducted in accordance with the general investigational plan and protocols for the trial, as well as in accordance with GLP, GCP and other applicable laws, regulations and standards. Tempest’s reliance on third parties that it does not control does not relieve Tempest of these responsibilities and requirements. The FDA and other regulatory authorities enforce GCPs through periodic inspections of trial sponsors, principal investigators and trial sites. If Tempest or any of these third parties fails to comply with applicable GCPs, the clinical data generated in its clinical trials may be deemed unreliable and the FDA or comparable foreign regulatory authorities may require Tempest to perform additional clinical trials before approving its marketing applications. Tempest cannot assure you that upon inspection by a given regulatory authority, such regulatory authority will determine that any of Tempest’s clinical trials have complied with GCPs. In addition, Tempest’s clinical trials must be conducted with product produced in accordance with cGMPs. Tempest’s failure to comply with these regulations may require it to repeat clinical trials, which could delay or prevent the receipt of regulatory approvals. Any such event could have an adverse effect on Tempest’s business, financial condition, results of operations and prospects.

Tempest faces significant competition in an environment of rapid technological change, and it is possible that Tempest’s competitors may achieve regulatory approval before Tempest or develop therapies that are more advanced or effective than Tempest’s, which may harm Tempest’s business, financial condition and Tempest’s ability to successfully market or commercialize TPST-1495, TPST-1120, and Tempest’s other product candidates.

The biopharmaceutical industry, and the immuno-oncology industry specifically, is characterized by intense competition and rapid innovation. Tempest is aware of other companies focused on developing cancer therapies in various indications. Tempest may also face competition from large and specialty pharmaceutical and biotechnology companies, academic research institutions, government agencies and public and private research institutions that conduct research, seek patent protection, and establish collaborative arrangements for research, development, manufacturing and commercialization.

Many of Tempest’s potential competitors, alone or with their strategic partners, may have substantially greater financial, technical and other resources than Tempest does, such as larger research and development, clinical, marketing and manufacturing organizations. Mergers and acquisitions in the biotechnology and pharmaceutical industries may result in even more resources being concentrated among a smaller number of competitors. Tempest’s commercial opportunity could be reduced or eliminated if competitors develop and commercialize products that are safer, more effective, have fewer or less severe side effects, are more convenient or are less expensive than any product candidates that Tempest may develop. Competitors also may obtain FDA or other regulatory approval for their products more rapidly than Tempest may obtain approval for its products, which could result in Tempest’s competitors establishing a strong market position before Tempest is able to enter the market, if ever. Additionally, new or advanced technologies developed by Tempest’s competitors may render Tempest’s current or future product candidates uneconomical or obsolete, and Tempest may not be successful in marketing its product candidates against competitors.

To become and remain profitable, Tempest must develop and eventually commercialize product candidates with significant market potential, which will require Tempest to be successful in a range of challenging activities.

These activities include, among other things, completing preclinical studies and initiating and completing clinical trials of Tempest’s product candidates, obtaining marketing approval for these product candidates, manufacturing, marketing and selling those products that are approved and satisfying any post marketing requirements. Tempest may never succeed in any or all of these activities and, even if Tempest does, Tempest may never generate revenues that are significant or large enough to achieve profitability. If Tempest does achieve profitability, Tempest may not be able to sustain or increase profitability on a quarterly or annual basis. Tempest’s failure to become and remain profitable would decrease the value of Tempest and could impair Tempest’s ability to raise capital, maintain Tempest’s research and development efforts, expand Tempest’s business or continue operations. A decline in the value of Tempest also could cause you to lose all or part of your investment.

Tempest may rely on third parties to manufacture Tempest’s clinical product supplies, and Tempest may have to rely on third parties to produce and process Tempest’s product candidates, if approved.

Tempest must currently rely on outside vendors to manufacture supplies and process Tempest’s product candidates. Tempest has not yet caused its product candidates to be manufactured or processed on a commercial scale and may not be able to achieve manufacturing and processing and may be unable to create an inventory of mass-produced, off-the-shelf product to satisfy demands for any of Tempest’s product candidates.

Tempest does not yet have sufficient information to reliably estimate the cost of the commercial manufacturing and processing of Tempest’s product candidates, and the actual cost to manufacture and process Tempest’s product candidates could materially and adversely affect the commercial viability of its product candidates. As a result, Tempest may never be able to develop a commercially viable product.

In addition, Tempest anticipates reliance on a limited number of third-party manufacturers exposes it to the following risks:

•

Tempest may be unable to identify manufacturers on acceptable terms or at all because the number of potential manufacturers is limited, and the FDA may have questions regarding any replacement contractor. This may require new testing and regulatory interactions. In addition, a new manufacturer would have to be educated in, or develop substantially equivalent processes for, production of Tempest’s products after receipt of FDA questions, if any.

•

Tempest’s third-party manufacturers might be unable to timely formulate and manufacture Tempest’s product or produce the quantity and quality required to meet Tempest’s clinical and commercial needs, if any.

•	Contract manufacturers may not be able to execute Tempest’s manufacturing procedures appropriately.

•

Tempest’s future contract manufacturers may not perform as agreed or may not remain in the contract manufacturing business for the time required to supply Tempest’s clinical trials or to successfully produce, store and distribute Tempest’s products.

•

Manufacturers are subject to ongoing periodic unannounced inspection by the FDA, the Drug Enforcement Administration and corresponding state agencies to ensure strict compliance with cGMP and other government regulations and corresponding foreign standards. Tempest does not have control over third-party manufacturers’ compliance with these regulations and standards.

•	Tempest may not own, or may have to share, the intellectual property rights to any improvements made by Tempest’s third-party manufacturers in the manufacturing process for Tempest’s products.

•	Tempest’s third-party manufacturers could breach or terminate their agreement(s) with Tempest.

Tempest’s contract manufacturers would also be subject to the same risks Tempest faces in developing its own manufacturing capabilities, as described above. Each of these risks could delay Tempest’s clinical trials, the approval, if any, of Tempest’s product candidates by the FDA or the commercialization of Tempest’s product candidates or result in higher costs or deprive Tempest of potential product revenue. In addition, Tempest will rely on third parties to perform release tests on Tempest’s product candidates prior to delivery to patients. If these tests are not appropriately done and test data are not reliable, patients could be put at risk of serious harm.

The manufacture of drugs is complex, and Tempest’s third-party manufacturers may encounter difficulties in production. If any of Tempest’s third-party manufacturers encounter such difficulties, Tempest’s ability to provide adequate supply of its product candidates for clinical trials, Tempest’s ability to obtain marketing approval, or Tempest’s ability to provide supply of Tempest’s product candidates for patients, if approved, could be delayed or stopped.

Tempest intends to establish manufacturing relationships with a limited number of suppliers to manufacture raw materials, the drug substance and finished product of any product candidate for which Tempest is responsible for preclinical or clinical development. Each supplier may require licenses to manufacture such components if such processes are not owned by the supplier or in the public domain. As part of any marketing approval, a manufacturer and its processes are required to be qualified by the FDA prior to regulatory approval. If supply from the approved vendor is interrupted, there could be a significant disruption in commercial supply. An alternative vendor would need to be qualified through an NDA supplement which could result in further delay. The FDA or other regulatory agencies outside of the United States may also require additional studies if a new supplier is relied upon for commercial production. Switching vendors may involve substantial costs and is likely to result in a delay in Tempest’s desired clinical and commercial timelines.

The process of manufacturing drugs is complex, highly-regulated and subject to multiple risks. Manufacturing drugs is highly susceptible to product loss due to contamination, equipment failure, improper installation or operation of equipment, vendor or operator error, inconsistency in yields, variability in product characteristics and difficulties in scaling the production process. Even minor deviations from normal manufacturing processes could result in reduced production yields, product defects and other supply disruptions. If microbial, viral or other contaminations are discovered at the facilities of Tempest’s manufacturers, such facilities may need to be closed for an extended period of time to investigate and remedy the contamination, which could delay clinical trials and adversely harm Tempest’s business. Moreover, if the FDA determines that Tempest’s CMOs are not in compliance with FDA laws and regulations, including those governing cGMPs, the FDA may deny NDA approval until the deficiencies are corrected or Tempest replaces the manufacturer in Tempest’s NDA with a manufacturer that is in compliance. In addition, approved products and the facilities at which they are manufactured are required to maintain ongoing compliance with extensive FDA requirements and the requirements of other similar agencies, including ensuring that quality control and manufacturing procedures conform to cGMP requirements. As such, Tempest’s CMOs are subject to continual review and periodic inspections to assess compliance with cGMPs. Furthermore, although Tempest does not have day-to-day control over the operations of its CMOs, it is responsible for ensuring compliance with applicable laws and regulations, including cGMPs.

In addition, there are risks associated with large scale manufacturing for clinical trials or commercial scale including, among others, cost overruns, potential problems with process scale-up, process reproducibility, stability issues, compliance with good manufacturing practices, lot consistency and timely availability of raw materials. Even if Tempest’s collaborators obtain regulatory approval for any of Tempest’s product candidates, there is no assurance that manufacturers will be able to manufacture the approved product to specifications acceptable to the FDA or other regulatory authorities, to produce it in sufficient quantities to meet the requirements for the potential launch of the product or to meet potential future demand. If Tempest’s manufacturers are unable to produce sufficient quantities for clinical trials or for commercialization, commercialization efforts would be impaired, which would have an adverse effect on Tempest’s business, financial condition, results of operations and prospects.

Tempest believes that it will rely upon on a limited number of manufacturers for its product candidates, which may include single-source suppliers for the various steps of manufacture. This reliance on a limited number of manufacturers and the complexity of drug manufacturing and the difficulty of scaling up a manufacturing process could cause the delay of clinical trials, regulatory submissions, required approvals or commercialization of Tempest’s product candidates, cause Tempest to incur higher costs and prevent Tempest from commercializing Tempest’s product candidates successfully. Furthermore, if Tempest’s suppliers fail to deliver the required commercial quantities of materials on a timely basis and at commercially reasonable prices, and Tempest is unable to secure one or more replacement suppliers capable of production in a timely manner at a substantially equivalent cost, Tempest’s clinical trials may be delayed or Tempest could lose potential revenue.

If Tempest is unable to establish sales and marketing capabilities or enter into agreements with third parties to market and sell Tempest’s product candidates, Tempest may be unable to generate any revenues.

Tempest currently does not have an organization for the sales, marketing and distribution of TPST-1495, TPST-1120, TREX-1 and Tempest’s other product candidates, and the cost of establishing and maintaining such an organization may exceed the cost-effectiveness of doing so. To market any products that may be approved, Tempest must build its sales, marketing, managerial and other non-technical capabilities or make arrangements with third parties to perform these services. With respect to certain of Tempest’s current programs as well as future programs, Tempest may rely completely on an alliance partner for sales and marketing. In addition, although Tempest intends to establish a sales organization if Tempest is able to obtain approval to market any product candidates, Tempest may enter into strategic alliances with third parties to develop and commercialize TPST-1495, TPST-1120 and other product candidates, including in markets outside of the United States or for other large markets that are beyond Tempest’s resources. This will reduce the revenue generated from the sales of these products.

Any future strategic alliance partners may not dedicate sufficient resources to the commercialization of Tempest’s product candidates or may otherwise fail in their commercialization due to factors beyond Tempest’s control. If Tempest is unable to establish effective alliances to enable the sale of Tempest’s product candidates to healthcare professionals and in geographical regions, including the United States, that will not be covered by Tempest’s marketing and sales force, or if Tempest’s potential future strategic alliance partners do not successfully commercialize the product candidates, Tempest’s ability to generate revenues from product sales will be adversely affected.

If Tempest is unable to establish adequate sales, marketing and distribution capabilities, whether independently or with third parties, Tempest may not be able to generate sufficient product revenue and may not become profitable. Tempest will be competing with many companies that currently have extensive and well-funded marketing and sales operations. Without an internal team or the support of a third party to perform marketing and sales functions, Tempest may be unable to compete successfully against these more established companies.

Tempest may not be successful in finding strategic collaborators for continuing development of certain of Tempest’s future product candidates or successfully commercializing or competing in the market for certain indications.

In the future, Tempest may decide to collaborate with non-profit organizations, universities and pharmaceutical and biotechnology companies for the development and potential commercialization of existing and new product candidates. Tempest faces significant competition in seeking appropriate collaborators. Whether Tempest reaches a definitive agreement for a collaboration will depend, among other things, upon Tempest’s assessment of the collaborator’s resources and expertise, the terms and conditions of the proposed collaboration and the proposed collaborator’s evaluation of a number of factors. Those factors may include the design or results of clinical trials, the likelihood of approval by the FDA or similar regulatory authorities outside the United States, the potential market for the subject product candidate, the costs and complexities of manufacturing and delivering such product candidate to patients, the potential of competing drugs, the existence of uncertainty with respect to Tempest’s ownership of technology, which can exist if there is a challenge to such ownership without regard to the merits of the challenge and industry and market conditions generally. The collaborator may also consider alternative product candidates or technologies for similar indications that may be available to collaborate on and whether such a collaboration could be more attractive than the one with Tempest for Tempest’s product candidate. The terms of any additional collaborations or other arrangements that Tempest may establish may not be favorable to Tempest. Collaborations are complex and time-consuming to negotiate and document. In addition, there have been a significant number of recent business combinations among large pharmaceutical companies that have resulted in a reduced number of potential future collaborators.

Tempest may not be able to negotiate collaborations on a timely basis, on acceptable terms, or at all. If Tempest is unable to do so, Tempest may have to curtail the development of the product candidate for which Tempest is seeking to collaborate, reduce or delay its development program or one or more of Tempest’s other development programs, delay its potential commercialization or reduce the scope of any sales or marketing activities, or increase Tempest’s expenditures and undertake development or commercialization activities at Tempest’s expense. If Tempest elects to increase Tempest’s expenditures to fund development or commercialization activities on Tempest’s product candidates, Tempest may need to obtain additional capital, which may not be available to Tempest on acceptable terms or at all. If Tempest does not have sufficient funds, Tempest may not be able to further develop Tempest’s product candidates or bring them to market and generate product revenue.

The success of any potential collaboration arrangements will depend heavily on the efforts and activities of Tempest’s collaborators. Collaborators generally have significant discretion in determining the efforts and resources that they will apply to these collaborations. Disagreements between parties to a collaboration arrangement regarding clinical development and commercialization matters can lead to delays in the development process or commercializing the applicable product candidate and, in some cases, termination of such collaboration arrangements. These disagreements can be difficult to resolve if neither of the parties has final decision-making authority. Collaborations with pharmaceutical or biotechnology companies and other third parties often are terminated or allowed to expire by the other party. Any such termination or expiration would adversely affect Tempest financially and could harm Tempest’s business reputation.

Risks Related to Government Regulation

The FDA regulatory approval process is lengthy and time-consuming, and Tempest may experience significant delays in the clinical development and regulatory approval of Tempest’s product candidates.

Obtaining FDA approval is unpredictable, typically takes many years following the commencement of clinical trials and depends upon numerous factors, including the type, complexity and novelty of the product candidates involved. In addition, approval policies, regulations or the type and amount of clinical data necessary to gain approval may change during the course of a product candidate’s clinical development and may vary among jurisdictions, which may cause delays in the approval or the decision not to approve an application. Regulatory authorities have substantial discretion in the approval process and may refuse to accept any application or may decide that Tempest’s data are insufficient for approval and require additional preclinical, clinical or other data. Even if Tempest eventually completes clinical testing and receive approval for its product candidates, the FDA may approve its product candidates for a more limited indication or a narrower patient population than originally requested or may impose other prescribing limitations or warnings that limit the product’s commercial potential. Tempest has not submitted for, or obtained, regulatory approval for any product candidate, and it is possible that none of its product candidates will ever obtain regulatory approval. Further, development of Tempest’s product candidates and/or regulatory approval may be delayed for reasons beyond its control.

Tempest may also experience delays in obtaining regulatory approvals, including but not limited to:

•	obtaining regulatory authorization to begin a trial, if applicable;

•	redesigning its study protocols and need to conduct additional studies as may be required by a regulator;

•

governmental or regulatory delays and changes in regulation or policy relating to the development and commercialization of its product candidate by the FDA or other comparable foreign regulatory authorities;

•	the outcome, timing and cost of meeting regulatory requirements established by the FDA, and other comparable foreign regulatory authorities;

•	the availability of financial resources to commence and complete the planned trials;

•	negotiating the terms of any collaboration agreements Tempest may choose to initiate or conclude;

•

reaching agreement on acceptable terms with prospective CROs and clinical trial sites, the terms of which can be subject to extensive negotiation and may vary significantly among different CROs and trial sites;

•	failure of third-party contractors, such as CROs, or investigators to comply with regulatory requirements, including good clinical practice standards (GCPs);

•	clinical sites deviating from trial protocol or dropping out of a trial;

•

delay or failure in obtaining the necessary approvals from regulators or institutional review boards, or IRBs, in order to commence a clinical trial at a prospective trial site, or their suspension or termination of a clinical trial once commenced;

•	Inability to recruit and enroll suitable patients to participate in a trial;

•

having patients complete a trial, including having patients enrolled in clinical trials dropping out of the trial before the product candidate is manufactured and returned to the site, or return for post-treatment follow-up;

•	difficulty in having patients complete a trial or return for post-treatment follow-up;

•	clinical trial sites deviating from trial protocol or dropping out of a trial;

•	addressing any patient safety concerns that arise during the course of a trial;

•	inability to add new clinical trial sites; or

•	varying interpretations of the data generated from its preclinical or clinical trials;

•	the cost of defending intellectual property disputes, including patent infringement actions brought by third parties;

•	the effect of competing technological and market developments;

•	the cost and timing of establishing, expanding and scaling manufacturing capabilities;

•	inability to manufacture, or obtain from third parties, sufficient quantities of qualified materials under cGMPs, for the completion in pre-clinical and clinical studies;

•	problems with biopharmaceutical product candidate storage, stability and distribution resulting in global supply chain disruptions;

•

the cost of establishing sales, marketing and distribution capabilities for any product candidate for which Tempest may receive regulatory approval in regions where Tempest chooses to commercialize its products on its own; or

•

potential unforeseen business disruptions or market fluctuations that delay its product development or clinical trials and increase its costs or expenses, such as business or operational disruptions, delays, or system failures due to malware, unauthorized access, terrorism, war, natural disasters, strikes, geopolitical conflicts, restrictions on trade, import or export restrictions, or public health crises, such as the current COVID-19 pandemic.

Tempest could also encounter delays if physicians encounter unresolved ethical issues associated with enrolling patients in clinical trials of Tempest’s product candidates in lieu of prescribing existing treatments that have established safety and efficacy profiles. Further, a clinical trial may be suspended or terminated by Tempest, the IRBs for the institutions in which such trials are being conducted or by the FDA or other regulatory authorities due to a number of factors, including failure to conduct the clinical trial in accordance with regulatory requirements or Tempest clinical protocols, inspection of the clinical trial operations or trial site by the FDA or other regulatory authorities resulting in the imposition of a clinical hold, safety issues or adverse side effects, failure to demonstrate a benefit from using a product candidate, changes in governmental regulations or administrative actions, lack of adequate funding to continue the clinical trial, or based on a recommendation by the Data Safety Monitoring Committee. If Tempest experiences termination of, or delays in the completion of, any clinical trial of Tempest’s product candidates, the commercial prospects for Tempest’s product candidates will be harmed, and Tempest’s ability to generate product revenue will be delayed. In addition, any delays in completing Tempest’s clinical trials will increase Tempest’s costs, slow down Tempest’s product development and approval process and jeopardize Tempest’s ability to commence product sales and generate revenue.

Many of the factors that cause, or lead to, a delay in the commencement or completion of clinical trials may ultimately lead to the denial of regulatory approval of Tempest’s product candidates.

Tempest may seek Breakthrough Therapy designation or Fast Track designation by the FDA for one or more of its product candidates, but may not receive such designation. Even if Tempest secures such designation, it may not lead to a faster development or regulatory review or approval process and it does not increase the likelihood that Tempest’s product candidates will receive marketing approval.

Tempest may seek Breakthrough Therapy or Fast Track designation for some of its product candidates. If a product candidate is intended for the treatment of a serious or life-threatening condition and clinical or preclinical data demonstrate the potential to address unmet medical needs for this condition, the product candidate may be eligible for Fast Track designation. The benefits of Fast Track designation include more frequent meetings with FDA to discuss the drug’s development plan and ensure collection of appropriate data needed to support drug approval, more frequent written communication from FDA about such things as the design of the proposed clinical trials and use of biomarkers, eligibility for Accelerated Approval and Priority Review, if relevant criteria are met, and rolling review, which means that a drug company can submit completed sections of its NDA for review by FDA, rather than waiting until every section of the NDA is completed before the entire application can be reviewed. NDA review usually does not begin until the entire application has been submitted to the FDA.

A breakthrough therapy is defined as a drug that is intended, alone or in combination with one or more other drugs or biologics, to treat a serious or life-threatening disease or condition and preliminary clinical evidence indicates that the drug may demonstrate substantial improvement over existing therapies on one or more clinically significant endpoints, such as substantial treatment effects observed early in clinical development. Drugs designated as breakthrough therapies by the FDA may be eligible for all features of Fast Track designation, intensive guidance on an efficient drug development program, beginning as early as Phase 1, and organizational commitment involving senior managers at FDA.

The FDA has broad discretion whether or not to grant these designations, so even if Tempest believes a particular product candidate is eligible, it cannot assure that the FDA would decide to grant the designation. Even if Tempest obtains Fast Track designation and/or Breakthrough Therapy designation for one or more of Tempest’s product candidates, it may not experience a faster development process, review or approval compared to non-expedited FDA review procedures. In addition, the FDA may withdraw Fast Track designation or Breakthrough Therapy designation if it believes that the designation is no longer supported. These designations do not guarantee qualification for the FDA’s priority review procedures or a faster review or approval process.

Tempest may attempt to secure FDA approval of its product candidates through the accelerated approval pathway. If Tempest is unable to obtain accelerated approval, Tempest may be required to conduct additional preclinical studies or clinical trials beyond those that Tempest currently contemplates, which could increase the expense of obtaining, and delay the receipt of, necessary marketing approvals.

Tempest is developing certain product candidates for the treatment of serious conditions, and therefore may decide to seek approval of such product candidates under the FDA’s accelerated approval pathway. A product may be eligible for accelerated approval if it is designed to treat a serious or life-threatening disease or condition and provides a meaningful therapeutic benefit over existing treatments based upon a determination that the product candidate has an effect on a surrogate endpoint that is reasonably likely to predict clinical benefit, or on a clinical endpoint that can be measured earlier than irreversible morbidity or mortality that is reasonably likely to predict an effect on irreversible morbidity or mortality or other clinical benefit, taking into account the severity, rarity, or prevalence of the condition and the availability of or lack of alternative treatments. For the purposes of accelerated approval, a surrogate endpoint is a marker, such as a laboratory measurement, radiographic image, physical sign, or other measure that is thought to predict clinical benefit, but is not itself a measure of clinical benefit.

The accelerated approval pathway may be used in cases in which the advantage of a new drug over available therapy may not be a direct therapeutic advantage, but is a clinically important improvement from a patient and public health perspective. If granted, accelerated approval is usually contingent on the sponsor’s agreement to conduct, in a diligent manner, additional post-approval confirmatory studies to verity and describe the drug’s anticipated effect on irreversible morbidity or mortality or other clinical benefit. In some cases, the FDA may require that the trial be designed, initiated, and/or fully enrolled prior to approval. If the sponsor fails to conduct such studies in a timely manner, or if such post-approval studies fail to verify the drug’s predicted clinical benefit, or if other evidence demonstrates that Tempest’s product candidate is not shown to be safe and effective under the conditions of use, the FDA may withdraw its approval of the drug on an expedited basis.

If Tempest decides to submit an NDA seeking accelerated approval or receives an expedited regulatory designation for any of its product candidates, there can be no assurance that such submission or application will be accepted or that any expedited development, review or approval will be granted on a timely basis, or at all. If any of Tempest’s competitors were to receive full approval on the basis of a confirmatory trial for an indication for which Tempest is seeking accelerated approval before Tempest receives accelerated approval, the indication Tempest is seeking may no longer qualify as a condition for which there is an unmet medical need and accelerated approval of its product candidate would be more difficult or may not occur.

Failure to obtain accelerated approval or any other form of expedited development, review or approval for Tempest’s product candidates would result in a longer time period to commercialization of such product candidate, if any, and could increase the cost of development of such product candidate harm Tempest’s competitive position in the marketplace.

Tempest may be unsuccessful in obtaining Orphan Drug Designation for its product candidates or transfer of designations obtained by others for future product candidates, and, even if Tempest obtains such designation, it may be unable to maintain the benefits associated with Orphan Drug Designation, including the potential for market exclusivity.

FDA may designate drugs intended to treat relatively small patient populations as orphan drugs. Under the Orphan Drug Act, the FDA may designate a drug as an orphan drug if it is intended to treat a rare disease or condition, which is defined as a patient population of fewer than 200,000 individuals in the United States, or a patient population greater than 200,000 in the United States when there is no reasonable expectation that the cost of developing and making available the drug in the United States will be recovered from sales in the United States for that drug. Orphan drug designation must be requested before submitting an NDA. In the United States, Orphan Drug Designation entitles a party to financial incentives such as opportunities for tax credits for qualified clinical research costs and exemption from prescription drug user fees. Generally, if a drug with an Orphan Drug Designation subsequently receives the first marketing approval for the indication for which it has such designation, the drug is entitled to a period of marketing exclusivity, which precludes FDA from approving another marketing application for the same drug and indication for that time period, except in limited circumstances. If a competitor is able to obtain orphan drug exclusivity prior to Tempest for a product that constitutes the same active moiety and treats the same indications as Tempest’s product candidates, Tempest may not be able to obtain approval of its drug by the applicable regulatory authority for a significant period of time unless Tempest is able to show that its drug is clinically superior to the approved drug. The applicable period is seven years in the United States.

Tempest may seek Orphan Drug Designation for one or more of its product candidates in the United States as part of its business strategy. However, Orphan Drug Designation does not guarantee future orphan drug marketing exclusivity. Even after an orphan drug is approved, the FDA can also subsequently approve a later application for the same drug for the same condition if the FDA concludes that the later drug is clinically superior in that it is shown to be safer in a substantial portion of the target populations, more effective or makes a major contribution to patient care. In addition, a designated orphan drug may not receive orphan drug exclusivity if it is approved for a use that is broader than the indication for which it received orphan designation. Moreover, orphan drug exclusive marketing rights in the United States may be lost if the FDA later determines that the request for designation was materially defective or if Tempest is unable to manufacture sufficient quantities of the product to meet the needs of patients with the rare disease or condition. Orphan Drug Designation neither shortens the development time or regulatory review time of a drug nor gives the drug any advantage in the regulatory review or approval process.

Enacted and future legislation may increase the difficulty and cost for Tempest to commercialize and obtain marketing approval of Tempest’s product candidates and may affect the prices Tempest may set.

Existing regulatory policies may change, and additional government regulations may be enacted that could prevent, limit or delay regulatory approval of Tempest’s product candidates. Tempest cannot predict the likelihood, nature or extent of government regulation that may arise from future legislation or administrative action, either in the United States or abroad. If Tempest is slow or unable to adapt to changes in existing requirements or the adoption of new requirements or policies, or if Tempest is not able to maintain regulatory compliance, Tempest may lose any marketing approval that Tempest may have obtained, and Tempest may not achieve or sustain profitability.

In March 2010, the Patient Protection and Affordable Care Act, as amended by the Health Care and Education Reconciliation Act of 2010, or collectively the Affordable Care Act, or ACA, was enacted to broaden access to health insurance, reduce or constrain the growth of healthcare spending, enhance remedies against fraud and abuse, add new transparency requirements for health care and health insurance industries, impose new taxes and fees on the health industry and impose additional health policy reforms. The ACA contains provisions that may potentially affect the profitability of Tempest’s product candidates, if approved, including, for example, increased rebates for products sold to Medicaid programs, extension of Medicaid rebates to Medicaid managed care plans, mandatory discounts for certain Medicare Part D beneficiaries and annual fees based on pharmaceutical companies’ share of sales to federal health care programs, and expansion of the entities eligible for discounts under the 340B Drug Pricing Program.

While Congress has not passed legislation to comprehensively repeal the ACA, legislation affecting the ACA has been signed into law, including the Tax Cuts and Jobs Act of 2017, which eliminated, effective January 1, 2019, the tax-based shared responsibility payment imposed by the ACA on certain individuals who fail to maintain qualifying health coverage for all or part of a year, which is commonly referred to as the “individual mandate.” On June 17, 2021, the U.S. Supreme Court dismissed the most recent judicial challenge to the ACA brough by several states without specifically ruling on the constitutionality of the law. While Congress continues to amend the ACA, the law appears likely to continue the downward pressure on pharmaceutical pricing, and may also increase Tempest’s regulatory burdens and operating costs. In the future, there may be other efforts to challenge, repeal or replace the ACA. Tempest is continuing to monitor any changes to the ACA that, in turn, may potentially impact its business in the future.

Additionally, on May 30, 2018, the Trickett Wendler, Frank Mongiello, Jordan McLinn and Matthew Bellina Right to Try Act of 2017 was signed into law. The law, among other things, provides a federal framework for certain patients who have been diagnosed with life-threatening diseases or conditions to access certain investigational new drug products that have completed a phase 1 clinical trial and that are undergoing investigation for FDA approval. Under certain circumstances, eligible patients can seek treatment without enrolling in clinical trials and without obtaining FDA authorization under an FDA expanded access program; however, manufacturers are not obligated to provide investigational new drug products under the current federal right to try law. Tempest may choose to seek an expanded access program for Tempest’s product candidates, or to utilize comparable rules in other countries that allow the use of a drug, on a named patient basis or under a compassionate use program.

Recently, the cost of prescription pharmaceuticals has been the subject of considerable discussion in the United States at both the federal and state levels. While several proposed reform measures will require Congress to pass legislation to become effective, Congress and the new Biden administration have each indicated that it will seek new legislative and/or administrative measures to address prescription drug costs. Since the Presidential inauguration, the Biden administration has taken several executive actions that signal changes in policy from the prior administration. For example, on July 9, 2021, President Biden signed an executive order to promote competition in the U.S. economy that included several initiatives aimed prescription drugs. Among other provisions, the executive order directed the Secretary of HHS to issue a report to the White House within 45 days that includes a plan to, among other things, reduce prices for prescription drugs, including prices paid by the federal government for such drugs. At the state level, legislatures and agencies are increasingly passing legislation and implementing regulations designed to control spending on and patient out-of-pocket costs for drug products. These measures include constraints on pricing, discounting and reimbursement; restrictions on certain product access and marketing; cost disclosure and transparency measures that require detailed reporting of drug pricing and marketing information both at product launch and in the event of a price increase; and, in some cases, measures designed to encourage importation from other countries and bulk purchasing.

Tempest expects that the ACA, as well as other healthcare reform measures that may be adopted in the future, may result in more rigorous coverage criteria and in additional downward pressure on the price that Tempest receives for any approved product. Any reduction in reimbursement from Medicare or other government programs may result in a similar reduction in payments from private payors. The implementation of cost containment measures or other healthcare reforms may prevent Tempest from being able to generate revenue, attain profitability, or commercialize Tempest’s product candidates.

Legislative and regulatory proposals have also been made to expand post-approval requirements and restrict sales and promotional activities for pharmaceutical products. Tempest cannot be sure whether additional legislative changes will be enacted, or whether FDA regulations, guidance or interpretations will be changed, or what the impact of such changes on the marketing approvals of Tempest’s product candidates, if any, may be. In addition, increased scrutiny by the U.S. Congress of the FDA’s approval process may significantly delay or prevent marketing approval, as well as subject Tempest to more stringent product labeling and post-marketing testing and other requirements.

The FDA’s ability to review and approve new products may be hindered by a variety of factors, including budget and funding levels, ability to hire and retain key personnel, statutory, regulatory and policy changes and global health concerns.

The ability of the FDA to review and approve new products can be affected by a variety of factors, including government budget and funding levels, statutory, regulatory and policy changes, the FDA’s ability to hire and retain key personnel and accept the payment of user fees, and other events that may otherwise affect the FDA’s ability to perform routine functions. In addition, government funding of other government agencies that fund research and development activities is subject to the political process, which is inherently fluid and unpredictable. Disruptions at the FDA and other agencies may also slow the time necessary for new drugs to be reviewed and/or approved by necessary government agencies, which would adversely affect Tempest’s business. For example, over the last several years the U.S. government has shut down several times and certain regulatory agencies, such as the FDA, have had to furlough critical employees and stop critical activities.

The ability of the FDA and other government agencies to properly administer their functions is highly dependent on the levels of government funding and the ability to fill key leadership appointments, among various factors. Delays in filling or replacing key positions could significantly impact the ability of the FDA and other agencies to fulfill their functions, and could greatly impact healthcare and the pharmaceutical industry.

Separately, in response to the COVID-19 pandemic, on March 10, 2020, the FDA announced its intention to postpone most foreign inspections of manufacturing facilities and, subsequently, on March 18, 2020, the FDA temporarily postponed routine surveillance inspections of domestic manufacturing facilities. Regulatory authorities outside the United States may adopt similar restrictions or other policy measures in response to the COVID-19 pandemic. Subsequently, on July 10, 2020 the FDA announced its intention to resume certain on-site inspections of domestic manufacturing facilities subject to a risk-based prioritization system. The FDA intends to use this risk-based assessment system to identify the categories of regulatory activity that can occur within a given geographic area, ranging from mission critical inspections to resumption of all regulatory activities. Regulatory authorities outside the United States may adopt similar restrictions or other policy measures in response to the COVID-19 pandemic. If a prolonged government shutdown occurs, or if global health concerns continue to prevent the FDA or other regulatory authorities from conducting their regular inspections, reviews, or other regulatory activities, it could significantly impact the ability of the FDA or other regulatory authorities to timely review and process Tempest’s regulatory submissions, which could have a material adverse effect on Tempest’s business.

Obtaining and maintaining regulatory approval of Tempest’s product candidates in one jurisdiction does not mean that Tempest will be successful in obtaining regulatory approval of Tempest’s product candidates in other jurisdictions.

Obtaining and maintaining regulatory approval of Tempest’s product candidates in one jurisdiction does not guarantee that Tempest will be able to obtain or maintain regulatory approval in any other jurisdiction, while a failure or delay in obtaining regulatory approval in one jurisdiction may have a negative effect on the regulatory approval process in others. For example, even if the FDA grants marketing approval of a product candidate, comparable regulatory authorities in foreign jurisdictions must also approve the manufacturing, marketing and promotion of the product candidate in those countries. Approval procedures vary among jurisdictions and can involve requirements and administrative review periods different from, and greater than, those in the United States, including additional preclinical studies or clinical trials as clinical studies conducted in one jurisdiction may not be accepted by regulatory authorities in other jurisdictions. In many jurisdictions outside the United States, a product candidate must be approved for reimbursement before it can be approved for sale in that jurisdiction. In some cases, the price that Tempest intends to charge for Tempest’s products is also subject to approval.

Tempest may also submit marketing applications in other countries. Regulatory authorities in jurisdictions outside of the United States have requirements for approval of product candidates with which Tempest must comply prior to marketing in those jurisdictions. Obtaining foreign regulatory approvals and compliance with foreign regulatory requirements could result in significant delays, difficulties and costs for Tempest and could delay or prevent the introduction of Tempest’s products in certain countries. If Tempest fails to comply with the regulatory requirements in international markets and/or receive applicable marketing approvals, Tempest’s target market will be reduced and Tempest’s ability to realize the full market potential of Tempest’s product candidates will be harmed.

Tempest’s operations and relationships with future customers, providers and third-party payors will be subject to applicable anti-kickback, fraud and abuse and other healthcare laws and regulations, which could expose Tempest to penalties including criminal sanctions, civil penalties, contractual damages, reputational harm and diminished profits and future earnings.

Healthcare providers and third-party payors will play a primary role in the recommendation and prescription of any product candidates for which Tempest obtains marketing approval. Tempest’s future arrangements with providers, third-party payors and customers will subject Tempest to broadly applicable fraud and abuse and other healthcare laws and regulations that may constrain the business or financial arrangements and relationships through which Tempest markets, sells and distributes any product candidates for which Tempest obtains marketing approval.

Restrictions under applicable U.S. federal and state healthcare laws and regulations include the following:

•

the federal Anti-Kickback Statute, a criminal law that prohibits, among other things, persons and entities from knowingly and willfully soliciting, offering, receiving or providing remuneration, directly or indirectly, in cash or in kind, to induce or reward either the referral of an individual for, or the purchase, order or recommendation of, any good or service, for which payment may be made under federal healthcare programs such as Medicare and Medicaid. A person or entity does not need to have actual knowledge of the federal Anti-Kickback Statute or specific intent to violate it in order to have committed a violation. Violations of the federal Anti-Kickback Statute can result in significant civil monetary penalties and criminal fines, as well as imprisonment and exclusion from participation in federal health care programs;

•

the federal civil False Claims Act, imposes significant civil penalties and treble damages, including through civil whistleblower or qui tam actions, against individuals or entities for knowingly presenting, or causing to be presented, to the federal government, claims for payment that are false or fraudulent or making a false statement to avoid, decrease or conceal an obligation to pay money to the federal government. In addition, the government may assert that a claim including items or services resulting from a violation of the U.S. federal Anti-Kickback Statute constitutes a false or fraudulent claim for purposes of the civil False Claims Act;

•

the federal Criminal Statute on False Statements Relating to Health Care Matters makes it a crime to knowingly and willfully falsify, conceal, or cover up a material fact, make any materially false, fictitious, or fraudulent statements or representations, or make or use any materially false writing or document knowing the same to contain any materially false, fictitious, or fraudulent statement or entry in connection with the delivery of or payment for healthcare benefits, items, or services;

•

the Federal Civil Monetary Penalties Law authorizes the imposition of substantial civil monetary penalties against an entity that engages in activities including, among others (1) knowingly presenting, or causing to be presented, a claim for services not provided as claimed or that is otherwise false or fraudulent in any way; (2) arranging for or contracting with an individual or entity that is excluded from participation in federal health care programs to provide items or services reimbursable by a federal health care program; (3) violations of the federal Anti-Kickback Statute; or (4) failing to report and return a known overpayment;

•

the federal Health Insurance Portability and Accountability Act of 1996, or HIPAA, imposes criminal and civil liability for, among other things, knowingly and willfully executing or attempting to execute a scheme to defraud any healthcare benefit program or making false statements relating to healthcare matters. Similar to the federal Anti-Kickback Statute, a person or entity does not need to have actual knowledge of the statute or specific intent to violate it in order to have committed a violation;

•

the federal Physician Payment Sunshine Act requires applicable manufacturers of covered drugs, devices, biologics, and medical supplies for which payment is available under Medicare, Medicaid, or the Children’s Health Insurance Program, among others, to track and report payments and other transfers of value provided during the previous year to U.S. licensed physicians, teaching hospitals, and for reports submitted on or after January 1, 2022, physician assistants, nurse practitioners, clinical nurse specialists, certified nurse anesthetists, and certified nurse midwives, as well as certain ownership and investment interests held by physicians and their immediate family;

•

analogous state and foreign laws and regulations, such as state anti-kickback and false claims laws, may apply to sales or marketing arrangements and claims involving healthcare items or services reimbursed by non-governmental third-party payors, including private insurers; and

•

some state laws require pharmaceutical companies to comply with the pharmaceutical industry’s voluntary compliance guidelines and the relevant compliance guidance promulgated by the federal government and may require drug manufacturers to report information related to payments and other transfers of value to physicians and other healthcare providers or marketing expenditures.

Efforts to ensure that Tempest’s business arrangements with third parties will comply with applicable healthcare laws and regulations will involve substantial costs. It is possible that governmental authorities will conclude that Tempest’s business practices may not comply with current or future statutes, regulations or case law involving applicable fraud and abuse or other healthcare laws and regulations. If Tempest’s operations are found to be in violation of any of these laws or any other governmental regulations that may apply to Tempest, Tempest may be subject to significant civil, criminal and administrative penalties, damages, fines, imprisonment, exclusion from government-funded healthcare programs, such as Medicare and Medicaid, disgorgement, contractual damages, reputational harm, diminished profits and future earnings, and the curtailment or restructuring of Tempest’s operations. If any of the physicians or other healthcare providers or entities with whom Tempest expects to do business is found to be not in compliance with applicable laws, it may be costly to Tempest in terms of money, time and resources, and Tempest may be subject to criminal, civil or administrative sanctions, including exclusion from government-funded healthcare programs.

Risks Related to Tempest’s Intellectual Property

Tempest’s success depends in part on its ability to obtain, maintain and protect its intellectual property. It is difficult and costly to protect Tempest’s proprietary rights and technology, and Tempest may not be able to ensure their protection.

Tempest’s commercial success will depend in large part on obtaining and maintaining patent, trademark, trade secret and other intellectual property protection of Tempest’s proprietary technologies and product candidates, which include TPST-1495, TPST-1120 and the other product candidates Tempest has in development, their respective components, formulations, combination therapies, methods used to manufacture them and methods of treatment, as well as successfully defending Tempest’s patents and other intellectual property rights against third-party challenges. Tempest’s ability to stop unauthorized third parties from making, using, selling, offering to sell, importing or otherwise commercializing Tempest’s product candidates is dependent upon the extent to which Tempest has rights under valid and enforceable patents or trade secrets that cover these activities. If Tempest is unable to secure and maintain patent protection for any product or technology Tempest develops, or if the scope of the patent protection secured is not sufficiently broad, Tempest’s competitors could develop and commercialize products and technology similar or identical to Tempest’s, and Tempest’s ability to commercialize any product candidates Tempest may develop may be adversely affected.

The patenting process is expensive and time-consuming, and Tempest may not be able to file and prosecute all necessary or desirable patent applications at a reasonable cost or in a timely manner. In addition, Tempest may not pursue or obtain patent protection in all relevant markets. It is also possible that Tempest will fail to identify patentable aspects of Tempest’s research and development activities before it is too late to obtain patent protection. Moreover, in some circumstances, Tempest may not have the right to control the preparation, filing and prosecution of patent applications, or to maintain the patents, covering technology that Tempest licenses from or licenses to third parties and may be reliant on Tempest’s licensors or licensees to do so. Tempest’s pending and future patent applications may not result in issued patents. Even if patent applications Tempest licenses or owns currently or in the future issue as patents, they may not issue in a form that will provide Tempest with any meaningful protection, prevent competitors or other third parties from competing with Tempest, or otherwise provide Tempest with any competitive advantage. Any patents that Tempest holds or in-licenses may be challenged, narrowed, circumvented or invalidated by third parties. Consequently, Tempest does not know whether any of Tempest’s platform advances and product candidates will be protectable or remain protected by valid and enforceable patents. In addition, Tempest’s existing patents and any future patents Tempest obtains may not be sufficiently broad to prevent others from using Tempest’s technology or from developing competing products and technologies.

In the future, Tempest may depend on intellectual property licensed from third parties, and its licensors may not always act in Tempest’s best interest. If Tempest fails to comply with its obligations under its intellectual property licenses, if the licenses are terminated, or if disputes regarding these licenses arise, Tempest could lose significant rights that may be important to its business.

Although it is currently not the case, Tempest may in the future depend on patents, know-how and proprietary technology licensed from third parties. Tempest’s licenses to such patents, know-how and proprietary technology may not provide exclusive rights in all relevant fields of use and in all territories in which Tempest may wish to develop or commercialize Tempest’s products in the future. The agreements under which Tempest licenses patents, know-how and proprietary technology from others may be complex, and certain provisions in such agreements may be susceptible to multiple interpretations.

Tempest may need to obtain licenses from third parties to advance Tempest’s research or allow commercialization of product candidates Tempest may develop. It is possible that Tempest may be unable to obtain any licenses at a reasonable cost or on reasonable terms, if at all. In either event, Tempest may be required to expend significant time and resources to redesign Tempest’s technology, product candidates, or the methods for manufacturing them or to develop or license replacement technology, all of which may not be feasible on a technical or commercial basis. If Tempest is unable to do so, Tempest may be unable to develop or commercialize the affected technology or product candidates.

If Tempest’s future licensors fail to adequately protect Tempest’s licensed intellectual property, Tempest’s ability to commercialize product candidates could suffer. Tempest may not have complete control over the maintenance, prosecution and litigation of Tempest’s future in-licensed patents and patent applications. For example, Tempest cannot be certain that activities such as the maintenance and prosecution by Tempest’s future licensors have been or will be conducted in compliance with applicable laws and regulations or will result in valid and enforceable patents and other intellectual property rights. It is possible that future Tempest’s licensors’ infringement proceedings or defense activities may be less vigorous than had Tempest conducted them itself or may not be conducted in accordance with Tempest’s best interests.

In addition, the resolution of any contract interpretation disagreement that may arise could narrow what Tempest might believe to be the scope of Tempest’s rights to the relevant patents, know-how and proprietary technology, or increase what Tempest believes to be Tempest’s financial or other obligations under the relevant agreement. Disputes that may arise between Tempest and Tempest’s future licensors regarding intellectual property subject to a license agreement could include disputes regarding:

•	the scope of rights granted under the license agreement and other interpretation-related issues;

•	whether and the extent to which Tempest’s technology and processes infringe on intellectual property of the licensor that is not subject to the licensing agreement;

•	Tempest’s right to sublicense patent and other rights to third parties under collaborative development relationships;

•

Tempest’s diligence obligations with respect to the use of the licensed technology in relation to Tempest’s development and commercialization of Tempest’s product candidates and what activities satisfy those diligence obligations;

•	royalty, milestone or other payment obligations that may result from the advancement or commercial sale of any of Tempest’s product candidates; and

•	the ownership of inventions and know-how resulting from the joint creation or use of intellectual property by Tempest’s licensors and Tempest.

If disputes over intellectual property that Tempest licenses in the future prevent or impair Tempest’s ability to maintain Tempest’s licensing arrangements on acceptable terms, Tempest may be unable to successfully develop and commercialize the affected technology or product candidates.

Tempest’s owned and in-licensed patents and patent applications may not provide sufficient protection of Tempest’s product candidates or result in any competitive advantage.

The patent position of biopharmaceutical companies generally is highly uncertain, involves complex legal and factual questions, and has been the subject of much litigation in recent years. As a result, the issuance, scope, validity, enforceability and commercial value of Tempest’s patent rights is highly uncertain. Tempest’s pending and future patent applications and those of its licensors may not result in patents being issued which protect its product candidates or which effectively prevent others from commercializing competitive product candidates.

The strength of patents in the biotechnology and pharmaceutical field involves complex legal and scientific questions and can be uncertain. The patent applications that Tempest owns or, in the future, in-license may fail to result in issued patents with claims that cover Tempest’s product candidates or uses thereof in the United States or in other foreign countries. For example, while Tempest’s patent applications are pending, Tempest may be subject to a third party preissuance submission of prior art to the United States Patent and Trademark Office, or USPTO, or become involved in interference or derivation proceedings, or equivalent proceedings in foreign jurisdictions. Even if patents do successfully issue, third parties may challenge their inventorship, validity, enforceability or scope, including through opposition, revocation, reexamination, post-grant and inter partes review proceedings. An adverse determination in any such submission, proceeding or litigation may result in loss of patent rights, loss of exclusivity, or in patent claims being narrowed, invalidated or held unenforceable, which could limit Tempest’s ability to stop others from using or commercializing similar or identical technology and products, or limit the duration of the patent protection of Tempest’s technology and product candidates. Furthermore, even if they are unchallenged, Tempest’s patents and patent applications may not adequately protect Tempest’s intellectual property or prevent others from designing around Tempest’s claims. Moreover, some of Tempest’s owned and in-licensed patents and patent applications may be co-owned with third parties. If Tempest is unable to obtain an exclusive license to any such third-party co-owners’ interest in such patents or patent applications, such co-owners may be able to license their rights to other third parties, including Tempest’s competitors, and Tempest’s competitors could market competing products and technology. In addition, Tempest may need the cooperation of any such co-owners of Tempest’s patents in order to enforce such patents against third parties, and such cooperation may not be provided to Tempest. If the breadth or strength of protection provided by the patent applications Tempest holds with respect to Tempest’s product candidates is threatened, it could dissuade companies from collaborating with Tempest to develop, and threaten Tempest’s ability to commercialize, Tempest’s product candidates. Further, if Tempest encounters delays in development, testing, and regulatory review of new product candidates, the period of time during which Tempest could market Tempest’s product candidates under patent protection would be reduced or eliminated.

Since patent applications in the United States and other countries are confidential for a period of time after filing or until issuance, at any moment in time, Tempest cannot be certain that it was in the past or will be in the future the first to file any patent application related to Tempest’s product candidates. In addition, some patent applications in the United States may be maintained in secrecy until the patents are issued. As a result, there may be prior art of which Tempest is not aware that may affect the validity or enforceability of a patent claim, and Tempest may be subject to priority disputes. Tempest may be required to disclaim part or all of the term of certain patents or all of the term of certain patent applications. There also may be prior art of which Tempest is aware, but which Tempest does not believe affects the validity or enforceability of a claim, which may, nonetheless, ultimately be found to affect the validity or enforceability of a claim. No assurance can be given that, if challenged, Tempest’s patents would be declared by a court, patent office or other governmental authority to be valid or enforceable or that even if found valid and enforceable, a competitor’s technology or product would be found by a court to infringe Tempest’s patents. Tempest may analyze patents or patent applications of Tempest’s competitors that Tempest believes are relevant to Tempest’s activities, and consider that Tempest is free to operate in relation to Tempest’s product candidates, but Tempest’s competitors may achieve issued claims, including in patents Tempest considers to be unrelated, that block Tempest’s efforts or potentially result in Tempest’s product candidates or Tempest’s activities infringing such claims. It is possible that Tempest’s competitors may have filed, and may in the future file, patent applications covering Tempest’s products or technology similar to Tempest’s. Those patent applications may have priority over Tempest’s owned and in-licensed patent applications or patents, which could require Tempest to obtain rights to issued patents covering such technologies. The possibility also exists that others will develop products that have the same effect as Tempest’s product candidates on an independent basis that do not infringe Tempest’s patents or other intellectual property rights, or will design around the claims of patents that Tempest has had issued that cover Tempest’s product candidates or their use. Likewise, Tempest’s currently owned patents and patent applications, if issued as patents, directed to Tempest’s proprietary technologies and Tempest’s product candidates are expected to expire from 2033 through 2041, without taking into account any possible patent term adjustments or extensions. Tempest’s earliest patents may expire before, or soon after, Tempest’s first product achieves marketing approval in the United States or foreign jurisdictions. Additionally, Tempest cannot be assured that the USPTO or relevant foreign patent offices will grant any of the pending patent applications Tempest owns or in-licenses currently or in the future. Upon the expiration of Tempest’s current patents, Tempest may lose the right to exclude others from practicing these inventions. The expiration of these patents could also have a similar material adverse effect on Tempest’s business, financial condition, results of operations and prospects.

The degree of future protection for Tempest’s proprietary rights is uncertain because legal means afford only limited protection and may not adequately protect Tempest’s rights or permit Tempest to gain or keep Tempest’s competitive advantage. For example:

•	others may be able to make or use compounds that are similar to the active compositions of Tempest’s product candidates but that are not covered by the claims of Tempest’s patents;

•

the APIs in Tempest’s current product candidates will eventually become commercially available in generic drug products, and no patent protection may be available with regard to formulation or method of use;

•

Tempest or Tempest’s future licensors, as the case may be, may fail to meet its or Tempest’s obligations to the U.S. government regarding any patents and patent applications funded by U.S. government grants, leading to the loss or unenforceability of patent rights;

•	Tempest or Tempest’s future licensors, as the case may be, might not have been the first to file patent applications for certain inventions;

•	others may independently develop similar or alternative technologies or duplicate any of Tempest’s technologies;

•	it is possible that Tempest’s pending patent applications will not result in issued patents;

•	it is possible that there are prior public disclosures that could invalidate Tempest’s owned or in-licensed patents, as the case may be, or parts of Tempest’s owned or in-licensed patents;

•	it is possible that others may circumvent Tempest’s owned or in-licensed patents;

•

it is possible that there are unpublished applications or patent applications maintained in secrecy that may later issue with claims covering Tempest’s product candidates or technology similar to Tempest’s;

•	the laws of foreign countries may not protect Tempest’s or Tempest’s future licensors’, as the case may be, proprietary rights to the same extent as the laws of the United States;

•	the claims of Tempest’s owned or in-licensed issued patents or patent applications, if and when issued, may not adequately cover Tempest’s product candidates;

•

Tempest’s owned or in-licensed issued patents may not provide Tempest with any competitive advantages, may be narrowed in scope, or be held invalid or unenforceable as a result of legal challenges by third parties;

•

the inventors of Tempest’s owned or in-licensed patents or patent applications may become involved with competitors, develop products or processes that design around Tempest’s patents, or become hostile to Tempest or the patents or patent applications on which they are named as inventors;

•

it is possible that Tempest’s owned or in-licensed patents or patent applications may omit individual(s) that should be listed as inventor(s) or include individual(s) that should not be listed as inventor(s), which may cause these patents or patents issuing from these patent applications to be held invalid or unenforcbeable or such omitted individuals may grant licenses to third parties;

•

Tempest has engaged in scientific collaborations in the past and will continue to do so in the future and Tempest’s collaborators may develop adjacent or competing products that are outside the scope of Tempest’s patents;

•	Tempest may not develop additional proprietary technologies for which Tempest can obtain patent protection;

•	it is possible that product candidates or diagnostic tests Tempest develops may be covered by third parties’ patents or other exclusive rights; or

•	the patents of others may have an adverse effect on Tempest’s business.

Any of the foregoing could have a material adverse effect on Tempest’s business, financial conditions, results of operations and prospects.

Tempest’s strategy of obtaining rights to key technologies through in-licenses may not be successful.

The future growth of Tempest’s business may depend in part on Tempest’s ability to in-license or otherwise acquire the rights to additional product candidates and technologies. Tempest cannot assure you that Tempest will be able to in-license or acquire the rights to any product candidates or technologies from third parties on acceptable terms or at all.

For example, Tempest’s agreements with certain of its third-party research partners provide that improvements developed in the course of its relationship may be owned solely by either Tempest or its third-party research partner, or jointly between Tempest and the third party. If Tempest determines that exclusive rights to such improvements owned solely by a research partner or other third party with whom Tempest collaborates are necessary to commercialize Tempest’s drug candidates or maintain Tempest’s competitive advantage, Tempest may need to obtain an exclusive license from such third party in order to use the improvements and continue developing, manufacturing or marketing Tempest’s drug candidates. Tempest may not be able to obtain such a license on an exclusive basis, on commercially reasonable terms, or at all, which could prevent Tempest from commercializing its drug candidates or allow Tempest’s competitors or others the opportunity to access technology that is important to Tempest’s business. Tempest also may need the cooperation of any co-owners of Tempest’s intellectual property in order to enforce such intellectual property against third parties, and such cooperation may not be provided to Tempest.

In addition, the in-licensing and acquisition of these technologies is a highly competitive area, and a number of more established companies are also pursuing strategies to license or acquire product candidates or technologies that Tempest may consider attractive. These established companies may have a competitive advantage over Tempest due to their size, cash resources and greater clinical development and commercialization capabilities. In addition, companies that perceive Tempest to be a competitor may be unwilling to license rights to Tempest. Furthermore, Tempest may be unable to identify suitable product candidates or technologies within Tempest’s area of focus. If Tempest is unable to successfully obtain rights to suitable product candidates or technologies, Tempest’s business and prospects could be materially and adversely affected.

If Tempest is unable to protect the confidentiality of its trade secrets, Tempest’s business and competitive position would be harmed.

In addition to patent protection, Tempest relies upon know-how and trade secret protection, as well as non-disclosure agreements and invention assignment agreements with Tempest’s employees, consultants and third-parties, to protect Tempest’s confidential and proprietary information, especially where Tempest does not believe patent protection is appropriate or obtainable.

It is Tempest’s policy to require Tempest’s employees, consultants, outside scientific collaborators, sponsored researchers and other advisors to execute confidentiality agreements upon the commencement of employment or consulting relationships with Tempest. These agreements provide that all confidential information concerning Tempest’s business or financial affairs developed or made known to the individual or entity during the course of the party’s relationship with Tempest is to be kept confidential and not disclosed to third parties, except in certain specified circumstances. In the case of employees, the agreements provide that all inventions conceived by the individual, and that are related to Tempest’s current or planned business or research and development or made during normal working hours, on Tempest’s premises or using Tempest’s equipment or proprietary information (or as otherwise permitted by applicable law), are Tempest’s exclusive property. In the case of consultants and other third parties, the agreements provide that all inventions conceived in connection with the services provided are Tempest’s exclusive property. However, Tempest cannot guarantee that Tempest has entered into such agreements with each party that may have or have had access to Tempest’s trade secrets or proprietary technology and processes. Tempest has also adopted policies and conducts training that provides guidance on Tempest’s expectations, and Tempest’s advice for best practices, in protecting its trade secrets. Despite these efforts, any of these parties may breach the agreements and disclose Tempest’s proprietary information, including its trade secrets, and Tempest may not be able to obtain adequate remedies for such breaches.

In addition to contractual measures, Tempests tries to protect the confidential nature of Tempest’s proprietary information through other appropriate precautions, such as physical and technological security measures. However, trade secrets and know-how can be difficult to protect. These measures may not, for example, in the case of misappropriation of a trade secret by an employee or third party with authorized access, provide adequate protection for Tempest’s proprietary information. Tempest’s security measures may not prevent an employee or consultant from misappropriating Tempest’s trade secrets and providing them to a competitor, and any recourse Tempest might take against this type of misconduct may not provide an adequate remedy to protect Tempest’s interests fully. Enforcing a claim that a party illegally disclosed or misappropriated a trade secret can be difficult, expensive, and time-consuming, and the outcome is unpredictable. In addition, trade secrets may be independently developed by others in a manner that could prevent Tempest from receiving legal recourse. If any of Tempest’s confidential or proprietary information, such as its trade secrets, were to be disclosed or misappropriated, such as through a data breach, or if any of that information was independently developed by a competitor, Tempest’s competitive position could be harmed. Additionally, certain trade secret and proprietary information may be required to be disclosed in submissions to regulatory authorities. If such authorities do not maintain the confidential basis of such information or disclose it as part of the basis of regulatory approval, Tempest’s competitive position could be adversely affected.

In addition, courts outside the United States are sometimes less willing to protect trade secrets. If Tempest chooses to go to court to stop a third party from using any of Tempest’s trade secrets, Tempest may incur substantial costs. Even if Tempest is successful, these types of lawsuits may result in substantial cost and require significant time from our scientists and management. Although Tempest takes steps to protect Tempest’s proprietary information and trade secrets, third parties may independently develop substantially equivalent proprietary information and techniques or otherwise gain access to Tempest’s trade secrets or disclose Tempest’s technology, through legal or illegal means. As a result, Tempest may not be able to meaningfully protect its trade secrets. Any of the foregoing could have a material adverse effect on Tempest’s business, financial condition, results of operations and prospects.

Third-party claims of intellectual property infringement may prevent, delay or otherwise interfere with Tempest’s product discovery and development efforts.

Tempest’s commercial success depends in part on Tempest’s ability to develop, manufacture, market and sell Tempest’s product candidates and use Tempest’s proprietary technologies without infringing, misappropriating or otherwise violating the intellectual property or other proprietary rights of third parties. There is a substantial amount of litigation involving patents and other intellectual property rights in the biotechnology and pharmaceutical industries, as well as administrative proceedings for challenging patents, including interference, derivation, inter partes review, post grant review, and reexamination proceedings before the USPTO or oppositions and other comparable proceedings in foreign jurisdictions. Tempest may be exposed to, or threatened with, future litigation by third parties having patent or other intellectual property rights alleging that Tempest’s product candidates and/or proprietary technologies infringe, misappropriate or otherwise violate their intellectual property rights. Numerous U.S. and foreign issued patents and pending patent applications that are owned by third parties exist in the fields in which Tempest is developing Tempest’s product candidates. As the biotechnology and pharmaceutical industries expand and more patents are issued, the risk increases that Tempest’s product candidates may give rise to claims of infringement of the patent rights of others. Moreover, it is not always clear to industry participants, including Tempest, which patents cover various types of drugs, products or their methods of use or manufacture. Thus, because of the large number of patents issued and patent applications filed in Tempest’s field, third parties may allege they have patent rights encompassing Tempest’s product candidates, technologies or methods.

If a third-party claims that Tempest infringes, misappropriates or otherwise violates its intellectual property rights, Tempest may face a number of issues, including, but not limited to:

•	infringement and other intellectual property claims that, regardless of merit, may be expensive and time-consuming to litigate and may divert Tempest’s management’s attention from its core business;

•

substantial damages for infringement, which Tempest may have to pay if a court decides that the product candidate or technology at issue infringes on or violates the third party’s rights, and, if the court finds that the infringement was willful, Tempest could be ordered to pay treble damages plus the patent owner’s attorneys’ fees;

•

a court prohibiting Tempest from developing, manufacturing, marketing or selling Tempest’s product candidates, or from using Tempest’s proprietary technologies, unless the third-party licenses its product rights or proprietary technology to Tempest, which it is not required to do, on commercially reasonable terms or at all;

•

if a license is available from a third party, Tempest may have to pay substantial royalties, upfront fees and other amounts, and/or grant cross-licenses to intellectual property rights for Tempest’s product candidates;

•	the requirement that Tempest redesign its product candidates or processes so they do not infringe, which may not be possible or may require substantial monetary expenditures and time; and

•

there could be public announcements of the results of hearings, motions, or other interim proceedings or developments, and if securities analysts or investors perceive these results to be negative, it could have a substantial adverse effect on the price of Tempest’s common stock.

Some of Tempest’s competitors may be able to sustain the costs of complex patent litigation more effectively than Tempest can because they have substantially greater resources. In addition, any uncertainties resulting from the initiation and continuation of any litigation could have a material adverse effect on Tempest’s ability to raise the funds necessary to continue Tempest’s operations or could otherwise have a material adverse effect on Tempest’s business, financial condition, results of operations and prospects.

Third parties may assert that Tempest is employing their proprietary technology without authorization, including by enforcing its patents against Tempest by filing a patent infringement lawsuit against Tempest. In this regard, patents issued in the United States by law enjoy a presumption of validity that can be rebutted only with evidence that is “clear and convincing,” a heightened standard of proof.

There may be third-party patents of which Tempest is currently unaware with claims to materials, formulations, methods of manufacture or methods for treatment related to the use or manufacture of Tempest’s product candidates. Because patent applications can take many years to issue, there may be currently pending patent applications that may later result in issued patents that Tempest’s product candidates may infringe. In addition, third parties may obtain patents in the future and claim that use of Tempest’s technologies infringes upon these patents.

If any third-party patents were held by a court of competent jurisdiction to cover the manufacturing process of Tempest’s product candidates, or materials used in or formed during the manufacturing process, or any final product itself, the holders of those patents may be able to block Tempest’s ability to commercialize Tempest’s product candidate unless Tempest obtains a license under the applicable patents, or until those patents were to expire or those patents are finally determined to be invalid or unenforceable. Similarly, if any third-party patent were held by a court of competent jurisdiction to cover aspects of Tempest’s formulations, processes for manufacture or methods of use, including combination therapy or patient selection methods, the holders of that patent may be able to block Tempest’s ability to develop and commercialize the product candidate unless Tempest obtains a license or until such patent expires or is finally determined to be invalid or unenforceable. In either case, a license may not be available on commercially reasonable terms, or at all, particularly if such patent is owned or controlled by one of Tempest’s primary competitors. If Tempest is unable to obtain a necessary license to a third-party patent on commercially reasonable terms, or at all, Tempest’s ability to commercialize Tempest’s product candidates may be impaired or delayed, which could significantly harm Tempest’s business. Even if Tempest obtains a license, it may be non-exclusive, thereby giving Tempest’s competitors access to the same technologies licensed to Tempest. In addition, if the breadth or strength of protection provided by Tempest’s patents and patent applications is threatened, it could dissuade companies from collaborating with Tempest to license, develop or commercialize current or future product candidates.

Parties making claims against Tempest may seek and obtain injunctive or other equitable relief, which could effectively block Tempest’s ability to further develop and commercialize Tempest’s product candidates. Defense of these claims, regardless of their merit, would involve substantial litigation expense and would be a substantial diversion of employee time and resources from Tempest’s business. In the event of a successful claim of infringement against Tempest, Tempest may have to pay substantial damages, including treble damages and attorneys’ fees for willful infringement, obtain one or more licenses from third parties, pay royalties or redesign Tempest’s infringing products, which may be impossible or require substantial time and monetary expenditure. Tempest cannot predict whether any license of this nature would be available at all or whether it would be available on commercially reasonable terms. Furthermore, even in the absence of litigation, Tempest may need to obtain licenses from third parties to advance Tempest’s research or allow commercialization of Tempest’s product candidates and Tempest may fail to obtain any of these licenses at a reasonable cost or on reasonable terms, if at all. In that event, Tempest would be unable to further develop and commercialize Tempest’s product candidates, which could significantly harm Tempest’s business.

Tempest may be involved in lawsuits to protect or enforce its patents or the patents of its licensors, which could be expensive, time-consuming and unsuccessful and could result in a finding that such patents are unenforceable or invalid.

Competitors may infringe Tempest’s patents or the patents of its future licensors. To counter infringement or unauthorized use, Tempest may be required to file infringement claims, which can be expensive and time-consuming. In addition, in an infringement proceeding, a court may decide that one or more of Tempest’s patents is not valid or is unenforceable, or may refuse to stop the other party from using the technology at issue on the grounds that Tempest’s patents do not cover the technology in question.

In patent litigation in the United States, defendant counterclaims alleging invalidity and/or unenforceability are commonplace, and there are numerous grounds upon which a third party can assert invalidity or unenforceability of a patent. Grounds for a validity challenge include an alleged failure to meet any of several statutory requirements, including lack of novelty, obviousness, written description, non-enablement, or obviousness-type double patenting. Grounds for an unenforceability assertion could include an allegation that someone connected with prosecution of the patent withheld relevant information from the USPTO or made a misleading statement during prosecution. Third parties may also raise similar claims before administrative bodies in the United States or abroad, even outside the context of litigation. These types of mechanisms include re-examination, post-grant review, inter partes review, interference proceedings, derivation proceedings, and equivalent proceedings in foreign jurisdictions (e.g., opposition proceedings). These types of proceedings could result in revocation or amendment to Tempest’s patents such that they no longer cover Tempest’s product candidates. The outcome for any particular patent following legal assertions of invalidity and unenforceability is unpredictable. With respect to the validity question, for example, Tempest cannot be certain that there is no invalidating prior art, of which Tempest, Tempest’s patent counsel and the patent examiner were unaware during prosecution. If a defendant were to prevail on a legal assertion of invalidity and/or unenforceability, or if Tempest is otherwise unable to adequately protect Tempest’s rights, Tempest would lose at least part, and perhaps all, of the patent protection on Tempest’s product candidates. Defense of these types of claims, regardless of their merit, would involve substantial litigation expense and would be a substantial diversion of employee resources from Tempest’s business.

Conversely, Tempest may choose to challenge the patentability of claims in a third party’s U.S. patent by requesting that the USPTO review the patent claims in re-examination, post-grant review, inter partes review, interference proceedings, derivation proceedings, and equivalent proceedings in foreign jurisdictions (e.g., opposition proceedings), or Tempest may choose to challenge a third party’s patent in patent opposition proceedings in the Canadian Intellectual Property Office, or CIPO, the European Patent Office, or EPO, or another foreign patent office. Even if successful, the costs of these opposition proceedings could be substantial, and may consume Tempest’s time or other resources. If Tempest fails to obtain a favorable result at the USPTO, CIPO, EPO or other patent office then Tempest may be exposed to litigation by a third party alleging that the patent may be infringed by Tempest’s product candidates or proprietary technologies.

Furthermore, because of the substantial amount of discovery required in connection with intellectual property litigation, there is a risk that some of Tempest’s confidential information could be compromised by disclosure during this type of litigation. In addition, there could be public announcements of the results of hearings, motions or other interim proceedings or developments. If securities analysts or investors perceive these results to be negative, that perception could have a substantial adverse effect on the price of Tempest’s common stock. Any of the foregoing could have a material adverse effect on Tempest’s business financial condition, results of operations and prospects.

Tempest may not be able to protect its intellectual property rights throughout the world.

Filing, prosecuting and defending patents on product candidates in all countries throughout the world would be prohibitively expensive, and Tempest’s intellectual property rights in some countries outside the United States can be less extensive than those in the United States. In addition, the laws of some foreign countries do not protect intellectual property rights to the same extent as federal and state laws in the United States. For example, patents covering methods-of-use are not available in certain foreign countries. Consequently, Tempest may not be able to prevent third parties from practicing Tempest’s inventions in all countries outside the United States, or from selling or importing products made using Tempest’s inventions in and into the United States or other jurisdictions. Competitors may use Tempest’s technologies in jurisdictions where Tempest does not have or has not obtained patent protection to develop their own products and, further, may export otherwise infringing products to territories where Tempest has patent protection but where enforcement is not as strong as that in the United States. These products may compete with Tempest’s product candidates in jurisdictions where Tempest does not have any issued patents and Tempest’s patent claims or other intellectual property rights may not be effective or sufficient to prevent them from competing.

Many companies have encountered significant problems in protecting and defending intellectual property rights in foreign jurisdictions. The legal systems of certain countries, particularly certain developing countries, do not favor the enforcement of patents, trade secrets and other intellectual property protection, particularly those relating to biopharmaceutical products, which could make it difficult for Tempest to stop the infringement of Tempest’s patents or marketing of competing products against third parties in violation of Tempest’s proprietary rights generally. The initiation of proceedings by third parties to challenge the scope or validity of Tempest’s patent rights in foreign jurisdictions could result in substantial cost and divert management’s efforts and attention from other aspects of Tempest’s business. Proceedings to enforce Tempest’s patent rights in foreign jurisdictions could result in substantial costs and divert management’s efforts and attention from other aspects of Tempest’s business, could put Tempest’s patents at risk of being invalidated or interpreted narrowly and Tempest’s patent applications at risk of not issuing and could provoke third parties to assert claims against Tempest. Tempest may not prevail in any lawsuits that Tempest initiates and the damages or other remedies awarded, if any, may not be commercially meaningful. Accordingly, Tempest’s efforts to enforce Tempest’s intellectual property rights around the world may be inadequate to obtain a significant commercial advantage from the intellectual property that Tempest develops or licenses.

Third parties may assert that Tempest’s employees or consultants have wrongfully used or disclosed confidential information or misappropriated trade secrets.

As is common in the biotechnology and pharmaceutical industries, Tempest employs individuals who were previously employed at universities or other biopharmaceutical or pharmaceutical companies, including Tempest’s competitors or potential competitors. Although Tempest tries to ensure that Tempest’s employees and consultants do not use the proprietary information or know-how of others in their work for Tempest, Tempest may be subject to claims that Tempest’s employees, consultants or independent contractors have inadvertently or otherwise used or disclosed intellectual property, including trade secrets or other proprietary information, of a former employer or other third parties. Tempest may then have to pursue litigation to defend against these claims. If Tempest fails in defending any claims of this nature, in addition to paying monetary damages, Tempest may lose valuable intellectual property rights or personnel. Even if Tempest is successful in defending against these types of claims, litigation or other legal proceedings relating to intellectual property claims may cause Tempest to incur significant expenses, and could distract Tempest’s technical and management personnel from their normal responsibilities. In addition, there could be public announcements of the results of hearings, motions or other interim proceedings or developments, and, if securities analysts or investors perceive these results to be negative, that perception could have a substantial adverse effect on the price of Tempest’s common stock. This type of litigation or proceeding could substantially increase Tempest’s operating losses and reduce Tempest’s resources available for development activities, and Tempest may not have sufficient financial or other resources to adequately conduct this type of litigation or proceedings. For example, some of Tempest’s competitors may be able to sustain the costs of this type of litigation or proceedings more effectively than Tempest can because of their substantially greater financial resources. In any case, uncertainties resulting from the initiation and continuation of intellectual property litigation or other intellectual property related proceedings could adversely affect Tempest’s ability to compete in the marketplace.

Obtaining and maintaining Tempest’s patent protection depends on compliance with various procedural, document submission, fee payment and other requirements imposed by governmental patent agencies, and Tempest’s patent protection could be reduced or eliminated for non-compliance with these requirements.

Periodic maintenance fees on any issued patent are due to be paid to the USPTO and foreign patent agencies in several stages over the lifetime of the patent. The USPTO and various foreign patent agencies also require compliance with a number of procedural, documentary, fee payment and other provisions during the patent application process and following the issuance of a patent. While an inadvertent lapse can in many cases be cured by payment of a late fee or by other means in accordance with the applicable laws and rules, there are situations in which noncompliance can result in abandonment or lapse of the patent or patent application, resulting in partial or complete loss of patent rights in the relevant jurisdiction. Noncompliance events that could result in abandonment or lapse of a patent or patent application include, but are not limited to, failure to respond to official actions within prescribed time limits, non-payment of fees and failure to properly legalize and submit formal documents. Were a noncompliance event to occur, Tempest’s competitors might be able to enter the market, which would have a material adverse effect on Tempest’s business financial condition, results of operations and prospects.

Changes in patent law in the United States and in non-U.S. jurisdictions could diminish the value of patents in general, thereby impairing Tempest’s ability to protect its product candidates.

As is the case with other biopharmaceutical companies, Tempest’s success is heavily dependent on intellectual property, particularly patents. Obtaining and enforcing patents in the biopharmaceutical industry involve both technological and legal complexity, and is therefore costly, time-consuming and inherently uncertain.

Past or future patent reform legislation could increase the uncertainties and costs surrounding the prosecution of Tempest’s patent applications and the enforcement or defense of Tempest’s issued patents. For example, in March 2013, under the Leahy-Smith America Invents Act, or America Invents Act, the United States moved from a “first to invent” to a “first-to-file” patent system. Under a “first-to-file” system, assuming the other requirements for patentability are met, the first inventor to file a patent application generally will be entitled to a patent on the invention regardless of whether another inventor had made the invention earlier. The America Invents Act includes a number of other significant changes to U.S. patent law, including provisions that affect the way patent applications are prosecuted, redefine prior art and establish a new post-grant review system. The effects of these changes continue to evolve as the USPTO continues to promulgate new regulations and procedures in connection with the America Invents Act. In addition, the courts have yet to address many of these provisions and the applicability of the act and new regulations on the specific patents discussed in this filing have not been determined and would need to be reviewed. Moreover, the America Invents Act and its implementation could increase the uncertainties and costs surrounding the prosecution of Tempest’s patent applications and the enforcement or defense of Tempest’s issued patents.

Additionally, recent U.S. Supreme Court rulings have narrowed the scope of patent protection available in certain circumstances and weakened the rights of patent owners in certain situations. In addition to increasing uncertainty with regard to Tempest’s ability to obtain patents in the future, this combination of events has created uncertainty with respect to the value of patents, once obtained. Depending on decisions by the U.S. Congress, the federal courts and the USPTO, the laws and regulations governing patents could change in unpredictable ways that would weaken Tempest’s ability to obtain new patents or to enforce Tempest’s existing patents and patents that Tempest might obtain or license in the future. For example, in the case, Assoc. for Molecular Pathology v. Myriad Genetics, Inc., the U.S. Supreme Court held that certain claims to DNA molecules are not patent-eligible.

Similarly, other cases by the U.S. Supreme Court have held that certain methods of treatment or diagnosis are not patent-eligible. U.S. law regarding patent-eligibility continues to evolve. While Tempest does not believe that any of Tempest’s patents will be found invalid based on these changes to US patent law, Tempest cannot predict how future decisions by the courts, the U.S. Congress or the USPTO may impact the value of Tempest’s patents and patent applications. Any similar adverse changes in the patent laws of other jurisdictions could also have a material adverse effect on Tempest’s business, financial condition, results of operations and prospects.

Patent terms may be inadequate to protect Tempest’s competitive position on its product candidates for an adequate amount of time.

Patents have a limited lifespan. In the United States, if all maintenance fees are timely paid, the natural expiration of a patent is generally 20 years from its earliest U.S. non-provisional filing date. Various extensions may be available, but the life of a patent, and the protection it affords, is limited. Even if patents covering Tempest’s product candidates are obtained, once the patent life has expired, Tempest may be open to competition from competitive products, including generics. Given the amount of time required for the development, testing and regulatory review of new product candidates, patents protecting Tempest’s product candidates might expire before or shortly after Tempest or Tempest’s partners commercialize those candidates. As a result, Tempest’s owned and licensed patent portfolio may not provide Tempest with sufficient rights to exclude others from commercializing products similar or identical to Tempest’s.

If Tempest does not obtain patent term extension for any product candidates it may develop, Tempest’s business may be materially harmed.

Depending upon the timing, duration and specifics of any FDA marketing approval of any product candidates Tempest may develop, one or more of Tempest’s U.S. patents may be eligible for limited patent term extension under the Drug Price Competition and Patent Term Restoration Act of 1984, or the Hatch-Waxman Amendments. The Hatch-Waxman Amendments permit a patent extension term of up to five years as compensation for patent term lost during clinical trials and the FDA regulatory review process. A patent term extension cannot extend the remaining term of a patent beyond a total of 14 years from the date of product approval, only one patent per product may be extended and only those claims covering the approved drug, a method for using it, or a method for manufacturing it may be extended. U.S. and ex-U.S. law concerning patent term extensions and foreign equivalents continue to evolve. Even if Tempest were to seek a patent term extension, it may not be granted because of, for example, the failure to exercise due diligence during the testing phase or regulatory review process, the failure to apply within applicable deadlines, the failure to apply prior to expiration of relevant patents, or any other failure to satisfy applicable requirements. Moreover, the applicable time period of extension or the scope of patent protection afforded could be less than Tempest requests. If Tempest is unable to obtain patent term extension or term of any such extension is less than it requests, Tempest’s competitors may obtain approval of competing products following Tempest’s patent expiration sooner than expected, and Tempest’s business, financial condition, results of operations and prospects could be materially harmed.

Intellectual property discovered through government funded programs may be subject to federal regulations such as “march-in” rights, certain reporting requirements and a preference for U.S.-based companies. Compliance with such regulations may limit Tempest’s exclusive rights and limit its ability to contract with non-U.S. manufacturers.

Although Tempest does not currently own issued patents or pending patent applications that have been generated through the use of U.S. government funding, Tempest may acquire or license in the future intellectual property rights that have been generated through the use of U.S. government funding or grants. Pursuant to the Bayh-Dole Act of 1980, the U.S. government has certain rights in inventions developed with government funding. These U.S. government rights include a non-exclusive, non-transferable, irrevocable worldwide license to use inventions for any governmental purpose. In addition, the U.S. government has the right, under certain limited circumstances, to require us to grant exclusive, partially exclusive, or non-exclusive licenses to any of these inventions to a third party if it determines that: (1) adequate steps have not been taken to commercialize the invention; (2) government action is necessary to meet public health or safety needs; or (3) government action is necessary to meet requirements for public use under federal regulations (also referred to as “march-in rights”). If the U.S. government exercised its march-in rights in Tempest’s future intellectual property rights that are generated through the use of U.S. government funding or grants, Tempest could be forced to license or sublicense intellectual property developed by Tempest or that Tempest licenses on terms unfavorable to Tempest, and there can be no assurance that Tempest would receive compensation from the U.S. government for the exercise of such rights. The U.S. government also has the right to take title to these inventions if the grant recipient fails to disclose the invention to the government or fails to file an application to register the intellectual property within specified time limits. Intellectual property generated under a government funded program is also subject to certain reporting requirements, compliance with which may require Tempest to expend substantial resources. In addition, the U.S. government requires that any products embodying any of these inventions or produced through the use of any of these inventions be manufactured substantially in the United States. This preference for U.S. industry may be waived by the federal agency that provided the funding if the owner or assignee of the intellectual property can show that reasonable but unsuccessful efforts have been made to grant licenses on similar terms to potential licensees that would be likely to manufacture substantially in the United States or that under the circumstances domestic manufacture is not commercially feasible. This preference for U.S. industry may limit Tempest’s ability to contract with non-U.S. product manufacturers for products covered by such intellectual property.

Risks Related to Employee Matters, Managing Growth and Other Risks Related to Tempest’s Business

Tempest expects to expand its development and regulatory capabilities, and as a result, Tempest may encounter difficulties in managing its growth, which could disrupt Tempest’s operations.

Tempest expects to experience significant growth in the number of Tempest’s employees and the scope of Tempest’s operations, particularly in the areas of product candidate development, growing Tempest’s capability to conduct clinical trials, and, if approved, through commercialization of Tempest’s product candidates. To manage its anticipated future growth, Tempest must continue to implement and improve its managerial, operational and financial systems, expand its facilities and continue to recruit and train additional qualified personnel, or contract with third parties to provide these capabilities for Tempest. Due to Tempest’s limited financial resources and the limited experience of Tempest’s management team in managing a company with such anticipated growth, Tempest may not be able to effectively manage the expansion of Tempest’s operations or recruit and train additional qualified personnel. The expansion of Tempest’s operations may lead to significant costs and may divert Tempest’s management and business development resources. Any inability to manage growth could delay the execution of Tempest’s business plans or disrupt Tempest’s operations.

Tempest must attract and retain highly skilled employees to succeed.

To succeed, Tempest must recruit, retain, manage and motivate qualified clinical, scientific, technical and management personnel, and Tempest faces significant competition for experienced personnel. If Tempest does not succeed in attracting and retaining qualified personnel, particularly at the management level, it could adversely affect Tempest’s ability to execute its business plan, harm Tempest’s results of operations and increase Tempest’s capabilities to successfully commercialize its product candidates. In particular, Tempest believes that its future success is highly dependent upon the contributions of its senior management, particularly its Chief Executive Officer, Stephen Brady, its President, Tom Dubensky and its Chief Medical Officer, Sam Whiting. The loss of services of Messrs. Dubensky or Brady or Whiting, or any of Tempest’s other senior management, could delay or prevent the successful development of Tempest’s product pipeline, completion of Tempest’s planned clinical trials or the commercialization of Tempest’s product candidates, if approved. The competition for qualified personnel in the biotechnology field is intense and as a result, Tempest may be unable to continue to attract and retain qualified personnel necessary for the development of Tempest’s business or to recruit suitable replacement personnel.

Many of the other biotechnology companies that Tempest competes against for qualified personnel have greater financial and other resources, different risk profiles and a longer history in the industry than Tempest does. They also may provide more diverse opportunities and better chances for career advancement. Some of these characteristics may be more appealing to high-quality candidates than what Tempest has to offer. If Tempest is unable to continue to attract and retain high-quality personnel, the rate and success at which Tempest can discover and develop product candidates and Tempest’s business will be limited.

Future acquisitions or strategic alliances could disrupt Tempest’s business and harm Tempest’s financial condition and results of operations.

Tempest may acquire additional businesses or drugs, form strategic alliances or create joint ventures with third parties that Tempest believes will complement or augment Tempest’s existing business. If Tempest acquires businesses with promising markets or technologies, Tempest may not be able to realize the benefit of acquiring such businesses if Tempest is unable to successfully integrate them with Tempest’s existing operations and company culture. Tempest may encounter numerous difficulties in developing, manufacturing and marketing any new drugs resulting from a strategic alliance or acquisition that delay or prevent Tempest from realizing their expected benefits or enhancing Tempest’s business. Tempest cannot assure you that, following any such acquisition, Tempest will achieve the expected synergies to justify the transaction. The risks Tempest faces in connection with acquisitions, include:

•	diversion of management time and focus from operating Tempest’s business to addressing acquisition integration challenges;

•	coordination of research and development efforts;

•	retention of key employees from the acquired company;

•	changes in relationships with strategic partners as a result of product acquisitions or strategic positioning resulting from the acquisition;

•	cultural challenges associated with integrating employees from the acquired company into Tempest’s organization;

•	the need to implement or improve controls, procedures and policies at a business that prior to the acquisition may have lacked sufficiently effective controls, procedures and policies;

•

liability for activities of the acquired company before the acquisition, including intellectual property infringement claims, violation of laws, commercial disputes, tax liabilities and other known liabilities;

•	unanticipated write-offs or charges; and

•	litigation or other claims in connection with the acquired company, including claims from terminated employees, customers, former stockholders or other third parties.

Tempest’s failure to address these risks or other problems encountered in connection with its past or future acquisitions or strategic alliances could cause Tempest to fail to realize the anticipated benefits of these transactions, cause Tempest to incur unanticipated liabilities and harm the business generally. There is also a risk that future acquisitions will result in the incurrence of debt, contingent liabilities, amortization expenses or incremental operating expenses, any of which could harm Tempest’s financial condition or results of operations.

If Tempest fails to comply with environmental, health, and safety laws and regulations, Tempest could become subject to fines or penalties or incur costs that could harm Tempest’s business.

Tempest is subject to numerous environmental, health, and safety laws and regulations, including those governing laboratory procedures and the handling, use, storage, treatment and disposal of hazardous materials and wastes. Tempest’s operations involve the use of hazardous and flammable materials, including chemicals and biological materials. Tempest’s operations also may produce hazardous waste products. Tempest generally contracts with third parties for the disposal of these materials and wastes. Tempest will not be able to eliminate the risk of contamination or injury from these materials. In the event of contamination or injury resulting from any use by Tempest of hazardous materials, Tempest could be held liable for any resulting damages, and any liability could exceed Tempest’s resources. Tempest also could incur significant costs associated with civil or criminal fines and penalties for failure to comply with such laws and regulations.

Although Tempest maintains workers’ compensation insurance to cover Tempest for costs and expenses Tempest may incur due to injuries to Tempest’s employees resulting from the use of hazardous materials, this insurance may not provide adequate coverage against potential liabilities.

In addition, Tempest may incur substantial costs in order to comply with current or future environmental, health, and safety laws and regulations. These current or future laws and regulations may impair Tempest’s research, development or production efforts. Tempest’s failure to comply with these laws and regulations also may result in substantial fines, penalties or other sanctions.

Unfavorable global economic conditions could adversely affect Tempest’s business, financial condition, stock price and results of operations.

Tempest’s results of operations could be adversely affected by general conditions in the global economy and in the global financial markets. For example, a global economic downturn that could result from the COVID-19 pandemic could cause extreme volatility and disruptions in the capital and credit markets. A severe or prolonged economic downturn could result in a variety of risks to Tempest’s business, including, weakened demand for Tempest’s product candidates and Tempest’s ability to raise additional capital when needed on acceptable terms, if at all. A weak or declining economy could also strain Tempest’s suppliers, possibly resulting in supply disruption, or cause Tempest’s customers to delay making payments for Tempest’s services. If the current equity and credit markets deteriorate, it may make any necessary debt or equity financing more difficult, more costly, and more dilutive. Failure to secure any necessary financing in a timely manner and on favorable terms could have a material adverse effect on Tempest’s growth strategy, financial performance and stock price and could require Tempest to delay or abandon clinical development plans. In addition, there is a risk that one or more of Tempest’s current service providers, manufacturers and other partners may not survive such difficult economic times, which could directly affect Tempest’s ability to attain Tempest’s operating goals on schedule and on budget. Any of the foregoing could harm Tempest’s business and Tempest cannot anticipate all of the ways in which the current economic climate and financial market conditions could adversely impact Tempest’s business. Furthermore, our stock price may decline due in part to the volatility of the stock market and any general economic downturn.

Tempest or the third parties upon whom Tempest depends may be adversely affected by natural disasters and other calamities, including pandemics, such as the global outbreak of COVID-19, and Tempest’s business continuity and disaster recovery plans may not adequately protect Tempest from a serious disaster.

Natural disasters could severely disrupt Tempest’s operations and have a material adverse effect on Tempest’s business, results of operations, financial condition and prospects. If a natural disaster, fire, hurricane, power outage or other event occurred that prevented Tempest from using all or a significant portion of Tempest’s headquarters, that damaged critical infrastructure, such as Tempest’s suppliers’ manufacturing facilities, or that otherwise disrupted operations, such as data storage, it may be difficult or, in certain cases, impossible for Tempest to continue Tempest’s business for a substantial period of time.

Occurrences of epidemics or pandemics, depending on their scale, may cause different degrees of damage to the national and local economies within Tempest’s geographic focus. Global economic conditions may be disrupted by widespread outbreaks of infectious or contagious diseases, and such disruption may adversely affect clinical development plans. For example, the COVID-19 pandemic could have an adverse effect on the coordination of research and development, Tempest’s capital raising efforts, and the financial condition of Tempest’s business, as well as the ability of Tempest to retain key personnel and continue to expand product candidate development and conduct clinical trials. In addition, the impact of COVID-19 is likely to continue to cause substantial changes in consumer behavior and has caused restrictions on business and individual activities, which are likely to lead to reduced economic activity. Extraordinary actions taken by international, federal, state and local public health and governmental authorities to contain and combat the outbreak and spread of COVID-19 in regions throughout the world, including travel bans, quarantines, “stay-at-home” orders and similar mandates for many individuals and businesses to substantially restrict daily activities could have an adverse effect on Tempest’s financial condition and ability to raise financing.

The disaster recovery and business continuity plans Tempest has in place may prove inadequate in the event of a serious disaster or similar event. Tempest may incur substantial expenses as a result of the limited nature of Tempest’s disaster recovery and business continuity plans, which could have a material adverse effect on Tempest’s business. As a result of the COVID-19 pandemic, Tempest may experience reduction in research and development, clinical testing, regulatory compliance activities, and manufacturing activities, and is unable at this time to estimate the extent of the effect of COVID-19 on its business. The extent and duration of the economic slowdown attributable to COVID-19 remains uncertain at this time. A continued significant economic slowdown could have a substantial adverse effect on Tempest’s financial condition, liquidity, and results of operations. If these conditions persist for an extended term, it could have a material adverse effect on Tempest’s future revenue and sales.

Tempest’s internal computer and information systems, or those used by its CROs, CMOs or other contractors or consultants, may fail or suffer security breaches, which could result in a material disruption of Tempest’s development programs.

Despite the implementation of appropriate security measures, Tempest’s internal computer and information systems and those of Tempest’s current and any future CROs, CMOs and other contractors or consultants may become vulnerable to damage from computer viruses, unauthorized access, natural disasters, terrorism, war and telecommunication and electrical failures. If such an event were to occur and cause interruptions in Tempest’s operations, it could result in a material disruption of Tempest’s development programs and Tempest’s business operations, whether due to a loss of Tempest’s trade secrets or other proprietary information or other similar disruptions. For example, the loss of data from completed or future preclinical studies or clinical trials could result in significant delays in Tempest’s regulatory approval efforts and significantly increase Tempest’s costs to recover or reproduce the data. To the extent that any disruption or security breach were to result in a loss of, or damage to, Tempest’s data or applications, or inappropriate disclosure of confidential or proprietary information, Tempest could incur liability, Tempest’s competitive position could be harmed and the further development and commercialization of Tempest’s product candidates could be significantly delayed. Tempest’s internal information technology systems and infrastructure are also vulnerable to damage from natural disasters, terrorism, war, telecommunication and electrical failures. System failures or outages, including any potential disruptions due to significantly increased global demand on certain cloud-based systems during the COVID-19 pandemic, could compromise Tempest’s ability to perform its day-to-day operations, which could harm its ability to conduct business or delay its financial reporting. Such failures could materially adversely affect Tempest’s operating results and financial condition.

Tempest is subject to a variety of privacy and data security laws, and Tempest’s failure to comply with them could harm Tempest’s business.

Tempest maintains a large quantity of sensitive information, including confidential business and patient health information in connection with Tempest’s preclinical and clinical studies, and is subject to laws and regulations governing the privacy and security of such information. In the United States, there are numerous federal and state privacy and data security laws and regulations governing the collection, use, disclosure and protection of personal information, including health information privacy laws, security breach notification laws, and consumer protection laws. Each of these laws is subject to varying interpretations and constantly evolving. In addition, Tempest may obtain health information from third parties (including research institutions from which it obtains clinical trial data) that are subject to privacy and security requirements under HIPAA. Depending on the facts and circumstances, Tempest could be subject to criminal penalties if it knowingly obtains, uses or discloses individually identifiable health information maintained by a HIPAA covered entity in a manner that is not authorized or permitted by HIPAA.

Certain states have also adopted comparable privacy and security laws and regulations, some of which may be more stringent than HIPAA. For example, California enacted the California Consumer Privacy Act, or the CCPA, which took effect on January 1, 2020. The CCPA gives California residents expanded rights to access and delete their personal information, opt out of certain personal information sharing, and receive detailed information about how their personal information is used. The CCPA provides for civil penalties for violations, as well as a private right of action for data breaches that is expected to increase data breach litigation. The CCPA may increase Tempest’s compliance costs and potential liability. Some observers have noted that the CCPA could mark the beginning of a trend toward more stringent privacy legislation in the United States, which could increase Tempest’s potential liability and adversely affect Tempest’s business.

In Canada, the Personal Information Protection and Electronic Documents Act, or PIPEDA, and similar provincial laws may impose obligations with respect to processing personal information, including health-related information. PIPEDA requires companies to obtain an individual’s consent when collecting, using or disclosing that individual’s personal information. Individuals have the right to access and challenge the accuracy of their personal information held by an organization, and personal information may only be used for the purposes for which it was collected. If an organization intends to use personal information for another purpose, it must again obtain that individual’s consent. Failure to comply with PIPEDA could result in significant fines and penalties.

In May 2018, the General Data Protection Regulation, or the GDPR, took effect in the European Economic Area, the EEA. The GDPR governs the collection, use, disclosure, transfer or other processing of personal data of natural persons. Among other things, the GDPR imposes strict obligations on the ability to process health-related and other personal data of data subjects in the EEA, including in relation to use, collection, analysis and transfer (including cross-border transfer) of such personal data. The GDPR includes requirements relating to the consent of the individuals to whom the personal data relates, including detailed notices for clinical trial subjects and investigators. The GDPR also includes certain requirements regarding the security of personal data and notification of data processing obligations or security incidents to appropriate data protection authorities or data subjects as well as requirements for establishing a lawful basis on which personal data can be processed. In addition, the GDPR increases the scrutiny of transfers of personal data from clinical trial sites located in the EEA to the United States and other jurisdictions that the European Commission does not recognize as having “adequate” data protection laws, and imposes substantial fines for breaches and violations (up to the greater of €20 million or 4% of Tempest’s annual worldwide gross revenue). Further, recent legal developments in Europe have created complexity and compliance uncertainty regarding certain transfers of information from the EEA to the United States. For example, on June 16, 2020, the Court of Justice of the European Union, or the CJEU, declared the EU-U.S. Privacy Shield framework, or the Privacy Shield, to be invalid. As a result, Privacy Shield is no longer a valid mechanism for transferring personal data from the EEA to the United States. Moreover, it is uncertain whether the standard contractual clauses will also be invalidated by the European courts or legislature, which seems possible given the rationale behind the CJEU’s concerns about U.S. law and practice on government surveillance. The GDPR also confers a private right of action on data subjects and consumer associations to lodge complaints with supervisory authorities, seek judicial remedies and obtain compensation for damages resulting from violations of the GDPR.

Compliance with these and any other applicable privacy and data security laws and regulations is a rigorous and time-intensive process, and Tempest may be required to put in place additional mechanisms ensuring compliance with the new data protection rules. If Tempest fails to comply with any such laws or regulations, Tempest may face significant fines and penalties that could adversely affect Tempest’s business, financial condition and results of operations.

Tempest may be unable to adequately protect its information systems from cyberattacks, which could result in the disclosure of confidential information, damage Tempest’s reputation, and subject Tempest to significant financial and legal exposure.

Cyberattacks are increasing in their frequency, sophistication and intensity, and have become increasingly difficult to detect. Cyberattacks could include wrongful conduct by hostile foreign governments, industrial espionage, wire fraud and other forms of cyber fraud, the deployment of harmful malware, denial-of-service, social engineering fraud or other means to threaten data confidentiality, integrity and availability. A successful cyberattack could cause serious negative consequences for Tempest, including, without limitation, the disruption of operations, the misappropriation of confidential business information, including financial information, trade secrets, financial loss and the disclosure of corporate strategic plans. The COVID-19 pandemic is generally increasing the attack surface available to criminals, as more companies and individuals work online and work remotely, and as such, the risk of a cybersecurity incident potentially occurring, and Tempest’s investment in risk mitigations against such an incident, is increasing. For example, there has been an increase in phishing and spam emails as well as social engineering attempts from “hackers” hoping to use the recent COVID-19 pandemic to their advantage.

Although Tempest devotes resources to protect its information systems, Tempest realizes that cyberattacks are a threat, and there can be no assurance that Tempest’s efforts will prevent information security breaches that would result in business, legal, financial or reputational harm to Tempest, or would have a material adverse effect on Tempest’s results of operations and financial condition.

In addition, the computer systems of various third parties on which Tempest relies, including its CROs, CMOs and other contractors, consultants and law and accounting firms, may sustain damage from computer viruses, unauthorized access, data breaches, phishing attacks, cybercriminals, natural disasters (including hurricanes and earthquakes), terrorism, war and telecommunication and electrical failures. Tempest relies on its third-party providers to implement effective security measures and identify and correct for any such failures, deficiencies or breaches.

Tempest’s employees, principal investigators, CROs, CMOs and consultants may engage in misconduct or other improper activities, including non-compliance with regulatory standards and requirements and insider trading.

Tempest is exposed to the risk of fraud or other misconduct by Tempest’s employees, principal investigators, consultants and commercial partners. Misconduct by these parties could include intentional failures to comply with the regulations of FDA and non-U.S. regulators, to provide accurate information to the FDA and non-U.S. regulators, to comply with healthcare fraud and abuse laws and regulations in the United States and abroad, to report financial information or data accurately or disclose unauthorized activities to Tempest. In particular, sales, marketing and business arrangements in the healthcare industry are subject to extensive laws and regulations intended to prevent fraud, misconduct, kickbacks, self-dealing and other abusive practices. These laws and regulations may restrict or prohibit a wide range of pricing, discounting, marketing and promotion, sales commission, customer incentive programs and other business arrangements. Such misconduct could also involve the improper use of information obtained in the course of clinical studies, which could result in regulatory sanctions and could cause serious harm to Tempest’s reputation. It is not always possible to identify and deter employee misconduct, and the precautions Tempest takes to detect and prevent this activity may not be effective in controlling unknown or unmanaged risks or losses or in protecting Tempest from governmental investigations or other actions or lawsuits stemming from a failure to comply with these laws or regulations. If any such actions are instituted against Tempest, and Tempest is not successful in defending or asserting Tempest’s rights, those actions could have a significant impact on Tempest’s business, including the imposition of significant fines or other sanctions.

Tempest’s business entails a significant risk of product liability and Tempest’s ability to obtain sufficient insurance coverage could have a material and adverse effect on Tempest’s business, financial condition, results of operations and prospects.

Tempest will face an inherent risk of product liability exposure related to the testing of its product candidates in clinical trials and will face an even greater risk if Tempest commercializes any of Tempest’s product candidates. Any such product liability claims may include allegations of defects in manufacturing, defects in design, a failure to warn of dangers inherent in a product, negligence, strict liability or breach of warranty. Claims could also be asserted under U.S. state consumer protection acts. If Tempest cannot successfully defend Tempest’s against claims that Tempest’s product candidates caused injuries, Tempest could incur substantial liabilities. Regardless of merit or eventual outcome, liability claims may result in:

•	decreased demand for any product candidates that Tempest may develop;

•	injury to Tempest’s reputation and significant negative media attention;

•	withdrawal of clinical trial participants;

•	significant time and costs to defend the related litigation;

•	substantial monetary awards to trial participants or patients;

•	loss of revenue;

•	termination of Tempest’s collaboration relationships or disputes with its collaborators;

•	voluntary product recalls, withdrawals or labeling restrictions; and

•	the inability to commercialize any product candidates that Tempest may develop.

While Tempest currently has insurance that Tempest believes is appropriate for Tempest’s stage of development, Tempest may need to obtain higher levels prior to clinical development or marketing any of its future product candidates. Any insurance Tempest has or may obtain may not provide sufficient coverage against potential liabilities. Furthermore, clinical trial and product liability insurance is becoming increasingly expensive. As a result, Tempest may be unable to obtain sufficient insurance at a reasonable cost to protect Tempest against losses caused by product liability claims that could have a material and adverse effect on Tempest’s business, financial condition, results of operations and prospects.

Our ability to utilize our net operating loss carryforwards and tax credit carryforwards may be subject to limitations.

Our ability to use our federal and state net operating losses (“NOLs”) to offset potential future taxable income and related income taxes that would otherwise be due is dependent upon our generation of future taxable income, and we cannot predict with certainty when, or whether, we will generate sufficient taxable income to use all of its NOLs.

Under Section 382 and Section 383 of the Code and corresponding provisions of state law, if a corporation undergoes an “ownership change,” its ability to use its pre-change NOL carryforwards and other pre-change tax attributes (such as research tax credits) to offset its post-change income or taxes may be limited. A Section 382 “ownership change” is generally defined as a greater than 50 percentage point change (by value) in its equity ownership by certain stockholders over a three-year period. We may have experienced ownership changes in the past, including as a result of the Merger, and may experience ownership changes in the future due to subsequent shifts in our stock ownership (some of which are outside of its control). Furthermore, the Merger, constituted an ownership change (within the meaning of Section 382 of the Code) of Millendo which may have eliminated or otherwise substantially limited our ability to use Millendo’s federal and state NOLs to offset our future taxable income. Consequently, even if we achieve profitability, we may not be able to utilize a material portion of Tempest’s, Millendo’s or our combined NOL carryforwards and other tax attributes, which could have a material adverse effect on cash flow and results of operations. Similar provisions of state tax law may also apply to limit our ability to use of accumulated state tax attributes. There is also a risk that due to regulatory changes, such as suspensions on the use of NOLs, or other unforeseen reasons, our existing NOLs could expire or otherwise be unavailable to offset future income tax liabilities.

Changes in tax laws or regulations could materially adversely affect us.

New tax laws or regulations could be enacted at any time, and existing tax laws or regulations could be interpreted, modified or applied in a manner that is adverse to us, which could adversely affect its business and financial condition. For example, legislation enacted in 2017, informally titled the Tax Act, enacted many significant changes to the U.S. tax laws, including changes in corporate tax rates, the utilization of NOLs and other deferred tax assets, the deductibility of expenses, and the taxation of foreign earnings. Future guidance from the Internal Revenue Service and other tax authorities with respect to the Tax Act may affect us, and certain aspects of the Tax Act could be repealed or modified in future legislation. For example, the Coronavirus Aid, Relief, and Economic Security Act, or CARES Act, modified certain provisions of the Tax Act. In addition, it is uncertain if and to what extent various states will conform to the Tax Act, the CARES Act, or any newly enacted federal tax legislation. The impact of changes under the Tax Act, the CARES Act, or future reform legislation could increase our future U.S. tax expense and could have a material adverse impact on its business and financial condition.

The trading price of the shares of our common stock has been and is likely to continue to be volatile, and purchasers of our common stock could incur substantial losses.

The market price of our common stock has been and is likely to continue to be volatile. Some of the factors that may cause the market price of our common stock to fluctuate include:

•	results of clinical trials and preclinical studies of our product candidates, or those of our competitors or our existing or future collaborators;

•	failure to meet or exceed financial and development projections we may provide to the public;

•	failure to meet or exceed the financial and development projections of the investment community;

•	if we do not achieve the perceived benefits of the Merger as rapidly or to the extent anticipated by financial or industry analysts;

•	announcements of significant acquisitions, strategic collaborations, joint ventures or capital commitments by us or our competitors;

•	actions taken by regulatory agencies with respect to our product candidates, clinical studies, manufacturing process or sales and marketing terms;

•	disputes or other developments relating to proprietary rights, including patents, litigation matters, and our ability to obtain patent protection for its technologies;

•	additions or departures of key personnel;

•	significant lawsuits, including patent or stockholder litigation;

•	if securities or industry analysts do not publish research or reports about our business, or if they issue adverse or misleading opinions regarding our business and stock;

•	changes in the market valuations of similar companies;

•	general market or macroeconomic conditions or market conditions in the pharmaceutical and biotechnology sectors;

•	sales of securities by us or our securityholders in the future;

•	if we fail to raise an adequate amount of capital to fund our operations and continued development of our product candidates;

•	trading volume of our common stock;

•	announcements by competitors of new commercial products, clinical progress or lack thereof, significant contracts, commercial relationships or capital commitments;

•	adverse publicity relating to precision medicine product candidates, including with respect to other products in such markets;

•	the introduction of technological innovations or new therapies that compete with our products and services; and

•	period-to-period fluctuations in our financial results.

Moreover, the stock markets in general have experienced substantial volatility that has often been unrelated to the operating performance of individual companies. These broad market fluctuations may also adversely affect the trading price of our common stock. In addition, a recession, depression or other sustained adverse market event resulting from the spread of COVID-19 or otherwise could materially and adversely affect our business and the value of our common stock. In the past, following periods of volatility in the market price of a company’s securities, stockholders have often instituted class action securities litigation against such companies. Furthermore, market volatility may lead to increased shareholder activism if we experience a market valuation that activists believe is not reflective of its intrinsic value. Activist campaigns that contest or conflict with our strategic direction or seek changes in the composition of our board of directors could have an adverse effect on its operating results and financial condition.

Private Tempest and Millendo may be unable to integrate successfully and we may not realize the anticipated benefits of the Merger.

The Merger involves the combination of two companies which have operated as independent companies. We may fail to realize some or all of the anticipated benefits of the Merger if the integration process takes longer than expected or is more costly than expected. It is possible that the integration process also could result in the diversion of our management’s attention, the disruption or interruption of, or the loss of momentum in, our ongoing businesses or inconsistencies in standards, controls, procedures and policies, any of which could adversely affect our ability to maintain relationships with customers, suppliers and employees or the ability to achieve the anticipated benefits of the Merger, or could otherwise adversely affect our business and financial results.

We expect to continue to incur increased costs as a result of operating as a public company, and our management is required to devote substantial time to compliance with our public company responsibilities and corporate governance practices.

As a relatively new public company, we continue to incur significant legal, accounting and other expenses that we did not incur as a private company. The Sarbanes-Oxley Act, the Dodd-Frank Wall Street Reform and Consumer Protection Act, the listing requirements of the Nasdaq Capital Market and other applicable securities rules and regulations impose various requirements on public companies. Our management and other personnel need to devote a substantial amount of time to compliance with these requirements. Moreover, these rules and regulations increase our legal and financial compliance costs and will make some activities more time-consuming and costly. For example, we expect that these rules and regulations may make it more difficult and more expensive for us to obtain directors’ and officers’ liability insurance, compared to when we were a private company, which could make it more difficult for us to attract and retain qualified members of our board of directors. We cannot predict or estimate the amount of additional costs we will continue to incur as a public company or the timing of such costs. Once we are no longer a smaller reporting company or otherwise no longer qualifies for applicable exemptions, we will be subject to additional laws and regulations affecting public companies that will increase our costs and the demands on management and could harm our operating results.

Provisions in our certificate of incorporation and by-laws and under Delaware law could make an acquisition of us, which may be beneficial to our stockholders, more difficult and may prevent attempts by our stockholders to replace or remove our current management.

Provisions in our certificate of incorporation and by-laws may discourage, delay or prevent a merger, acquisition or other change in control of the company that stockholders may consider favorable, including transactions in which our common stockholders might otherwise receive a premium price for their shares. These provisions could also limit the price that investors might be willing to pay in the future for shares of our common stock, thereby depressing the market price of our common stock. In addition, because our board of directors is responsible for appointing the members of our management team, these provisions may frustrate or prevent any attempts by our stockholders to replace or remove our current management by making it more difficult for stockholders to replace members of our board of directors. Among other things, these provisions:

•	establish a classified board of directors such that not all members of the board are elected at one time;

•	allow the authorized number of our directors to be changed only by resolution of our board of directors;

•	limit the manner in which stockholders can remove directors from the board;

•	establish advance notice requirements for stockholder proposals that can be acted on at stockholder meetings and for nominations to our board of directors;

•	limit who may call stockholder meetings;

•	prohibit actions by our stockholders by written consent;

•	require that stockholder actions be effected at a duly called stockholders meeting;

•

authorize our board of directors to issue preferred stock without stockholder approval, which could be used to institute a “poison pill” that would work to dilute the stock ownership of a potential hostile acquirer, effectively preventing acquisitions that have not been approved by our board of directors; and

•

require the approval of the holders of at least 75 percent of the votes that all our stockholders would be entitled to cast to amend or repeal certain provisions of our certificate of incorporation or by-laws.

Moreover, because we are incorporated in Delaware, we are governed by the provisions of Section 203 of the Delaware General Corporation Law, which prohibits a person who owns 15 percent or more of our outstanding voting stock from merging or combining with us for a period of three years after the date of the transaction in which the person acquired 15 percent or more of our outstanding voting stock, unless the merger or combination is approved in a manner prescribed by the statute.

Our bylaws provide that the Court of Chancery of the State of Delaware is the exclusive forum for substantially all disputes between us and our stockholders, which could limit our stockholders’ ability to obtain a favorable judicial forum for disputes with us or our directors, officers or other employees.

Our bylaws provide that the Court of Chancery of the State of Delaware is the sole and exclusive forum for any derivative action or proceeding brought on our behalf, any action asserting a breach of fiduciary duty, any action asserting a claim against it arising pursuant to any provisions of the DGCL, our certificate of incorporation or our bylaws, or any action asserting a claim against us that is governed by the internal affairs doctrine. The provision may limit a stockholder’s ability to bring a claim in a judicial forum that it finds favorable for disputes with us or our directors, officers or other employees, which may discourage such lawsuits against us and our directors, officers and other employees. Alternatively, if a court were to find the choice of forum provision contained in the bylaws to be inapplicable or unenforceable in an action, we may incur additional costs associated with resolving such action in other jurisdictions, which could materially and adversely affect our business, financial condition and results of operations.

We do not anticipate that we will pay any cash dividends in the foreseeable future.

The current expectation is that we will retain its future earnings, if any, to fund our growth as opposed to paying dividends. As a result, capital appreciation, if any, of our common stock will be your sole source of gain, if any, for the foreseeable future.

Future sales of shares by existing stockholders could cause our stock price to decline.

If our existing securityholders sell, or indicate an intention to sell, substantial amounts of our common stock in the public market after legal restrictions on resale lapse, the trading price of our common stock could decline. As of June 30, 2021, of the total 6,637,081 shares of common stock outstanding, approximately 4,230,786 shares will be available for sale in the public market beginning 180 days after the closing of the Merger as a result of the expiration of lock-up agreements between Millendo and Private Tempest on the one hand and certain securityholders of Millendo and Private Tempest on the other hand. All other outstanding shares of common stock, other than shares held by our affiliates, will be freely tradable, without restriction, in the public market. In addition, shares of common stock that are subject to outstanding options of Tempest will become eligible for sale in the public market to the extent permitted by the provisions of various vesting agreements and Rules 144 and 701 under the Securities Act. If these shares are sold, the trading price of our common stock could decline.

Our executive officers, directors and principal stockholders have the ability to control or significantly influence all matters submitted to our stockholders for approval.

Our executive officers, directors and principal stockholders, in the aggregate, beneficially own approximately 65.8% of our outstanding shares of common stock. As a result, if these persons were to choose to act together, they would be able to control or significantly influence all matters submitted to our stockholders for approval, as well as our management and affairs. For example, these persons, if they choose to act together, would control or significantly influence the election of directors and approval of any merger, consolidation or sale of all or substantially all of the company’s assets. This concentration of voting power could delay or prevent an acquisition on terms that other stockholders may desire.

We may be exposed to increased litigation, including stockholder litigation, which could have an adverse effect on our business and operations.

We may be exposed to increased litigation from stockholders, customers, suppliers, consumers and other third parties due to the combination of Millendo’s business and Tempest’s business following the merger. Such litigation may have an adverse impact on our business and results of operations or may cause disruptions to our operations. In addition, in the past, stockholders have initiated class action lawsuits against biotechnology companies following periods of volatility in the market prices of these companies’ stock. Such litigation, if instituted against us, could cause us to incur substantial costs and divert management’s attention and resources, which could have a material adverse effect on our business, financial condition and results of operations.

We also remain the subject of various securities class action lawsuits and shareholder derivative lawsuits that were filed against OvaScience and certain of its officer and directors, as described in more detail in Part II-Item 1 under the heading “Legal Proceedings” of our Quarterly Report on Form 10-Q for the quarter ended March 31, 2021.

If equity research analysts do not publish research or reports, or publish unfavorable research or reports, about us, our business or our market, our stock price and trading volume could decline.

The trading market for our common stock will be influenced by the research and reports that equity research analysts publish about us and our business. We have no control over the analysts or the content and opinions included in their reports. The price of our common stock could decline if one or more equity research analysts downgrade our stock or issue other unfavorable commentary or research. If one or more equity research analysts ceases coverage or fails to publish reports on us regularly, demand for our common stock could decrease, which in turn could cause its stock price or trading volume to decline.